EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT


                                  by and among


                                  ENRON CORP.,


                          ENRON NORTHWEST ASSETS, LLC,


                          NORTHWEST NATURAL GAS COMPANY


                                       and


                          NORTHWEST ENERGY CORPORATION




                                 October 5, 2001

                                TABLE OF CONTENTS
                                -----------------


                                    ARTICLE I
                         SALE AND PURCHASE OF THE SHARES

Section 1.1    Sale and Purchase of the Shares.................................2
Section 1.2    First Alternative Procedure for Sale and Purchase of Shares.....2
Section 1.3    Second Alternative Procedure for Sale and Purchase of Shares....3
Section 1.4    Assumption of Enron Merger Obligation...........................4
Section 1.5    Determination of Numbers of Shares of Common Stock and Class
               B Common Stock..................................................4
Section 1.6    NW Natural Change of Control Adjustment.........................5

                                ARTICLE II
                                  CLOSING

Section 2.1    Closing.........................................................5
Section 2.2    Closing Transactions............................................6

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.1    Organization and Qualification..................................7
Section 3.2    Subsidiaries....................................................8
Section 3.3    Capitalization..................................................8
Section 3.4    Authority; Non-Contravention; Statutory Approvals; Compliance...9
Section 3.5    Reports and Financial Statements...............................10
Section 3.6    Absence of Certain Changes or Events...........................11
Section 3.7    Litigation.....................................................11
Section 3.8    Tax Matters....................................................11
Section 3.9    Employee Benefit Plans and Labor Agreements....................12
Section 3.10   Environmental Protection.......................................14
Section 3.11   Regulation as a Utility........................................15
Section 3.12   Insurance......................................................15
Section 3.13   Status of PGE Nuclear Facility.................................15
Section 3.14   Purchase for Investment........................................16
Section 3.15   Due Diligence..................................................16
Section 3.16   No Knowledge of Breach.........................................16
Section 3.17   Contracts with Enron...........................................16
Section 3.18   Limitation of Representations and Warranties...................16

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                           OF NW NATURAL AND PURCHASER

Section 4.1    Organization and Qualification.................................17
Section 4.2    Capitalization.................................................17

Section 4.3    Financing Commitment...........................................19
Section 4.4    Authority; Non-Contravention; Statutory Approvals; Compliance..19
Section 4.5    NW Natural SEC Reports and Financial Statements................21
Section 4.6    Absence of Certain Changes or Events...........................21
Section 4.7    Litigation.....................................................21
Section 4.8    Tax Matters....................................................21
Section 4.9    Employee Benefit Plans and Labor Agreements....................22
Section 4.10   Environmental Protection.......................................24
Section 4.11   Regulation as a Utility........................................25
Section 4.12   Insurance......................................................25
Section 4.13   Purchase for Investment........................................25
Section 4.14   Due Diligence..................................................25
Section 4.15   No Knowledge of Breach.........................................25
Section 4.16   Limitation of Representations and Warranties...................25

                                    ARTICLE V
                      CONDUCT OF BUSINESS OF PGE AND PGH II
                               PENDING THE CLOSING

Section 5.1    Ordinary Course of Business....................................26
Section 5.2    Dividends and Repurchases......................................26
Section 5.3    Issuance of Securities.........................................28
Section 5.4    Charter Documents..............................................28
Section 5.5    Acquisitions...................................................28
Section 5.6    No Dispositions................................................28
Section 5.7    Indebtedness...................................................28
Section 5.8    Capital Expenditures...........................................28
Section 5.9    Compensation, Benefits.........................................29
Section 5.10   Cooperation, Notification......................................29
Section 5.11   Insurance......................................................29
Section 5.12   Permits .......................................................29
Section 5.13   Nuclear Operations.............................................30
Section 5.14   Discharge of Liabilities.......................................30
Section 5.15   Contracts......................................................30
Section 5.16   Certain Actions................................................30
Section 5.17   Non-Solicitation...............................................31
Section 5.18   Accounting Matters.............................................31

                                   ARTICLE VI
                        CONDUCT OF BUSINESS OF NW NATURAL
                               PENDING THE CLOSING

Section 6.1    Ordinary Course of Business....................................31
Section 6.2    Dividends and Repurchases......................................32
Section 6.3    Issuance of Securities.........................................32
Section 6.4    Charter Documents..............................................32
Section 6.5    Indebtedness...................................................32


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


Section 6.6    Compensation, Benefits.........................................32
Section 6.7    Cooperation, Notification......................................33
Section 6.8    Insurance......................................................33
Section 6.9    Permits........................................................33
Section 6.10   Discharge of Liabilities.......................................33
Section 6.11   Contracts......................................................33
Section 6.12   Certain Actions................................................34
Section 6.13   Accounting Matters.............................................34

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

Section 7.1    Access to Information..........................................34
Section 7.2    Regulatory Matters.............................................35
Section 7.3    Cooperation; Best Efforts......................................36
Section 7.4    Public Announcements...........................................36
Section 7.5    Employee Benefit Plans.........................................36
Section 7.6    Expenses.......................................................39
Section 7.7    No Breach, Etc.................................................39
Section 7.8    Directors' and Officers' Indemnification.......................39
Section 7.9    Insurance......................................................39
Section 7.10   Corporate Name.................................................40
Section 7.11   Related Party Contracts........................................40
Section 7.12   Tax Matters....................................................40
Section 7.13   Evidence of Financing Availability.............................44
Section 7.14   Information Supplied...........................................44
Section 7.15   NW Natural Shareholders Meeting................................44
Section 7.16   Registration Statement.........................................44
Section 7.17   Rights Plan....................................................45
Section 7.18   California Receivables.........................................45

                                  ARTICLE VIII
                                   CONDITIONS

Section 8.1    Joint Conditions to Obligations of the Parties.................46
Section 8.2    Conditions to Obligations of NW Natural and Purchaser..........47
Section 8.3    Conditions to Obligations of Seller and Enron NW Assets........48

                                   ARTICLE IX
                                   TERMINATION

Section 9.1    Termination....................................................48
Section 9.2    Procedure and Effect of Termination............................49

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.1   Non-Survival of Representations, Warranties, Covenants
               and Agreements.................................................50


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


Section 10.2   Brokers .......................................................50
Section 10.3   Notices .......................................................50
Section 10.4   Miscellaneous..................................................51
Section 10.5   Interpretation.................................................51
Section 10.6   Counterparts; Effect...........................................51
Section 10.7   Parties in Interest............................................51
Section 10.8   Specific Performance...........................................52
Section 10.9   Governing Law..................................................52
Section 10.10  Disclosure Schedules...........................................52


Exhibit A:     Agreement and Plan of Reorganization and Merger
Exhibit B:     Form of Securityholders' Agreement
Exhibit C:     Financing Commitment
Exhibit D:     Form of Amended and Restated Articles of Incorporation
Exhibit E:     Term Sheet Regarding FELINE PRIDES

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated October 5, 2001 is by and among ENRON CORP., an Oregon corporation ("Seller"), ENRON NORTHWEST ASSETS, LLC, a Delaware limited liability company ("Enron NW Assets"), NORTHWEST NATURAL GAS COMPANY, an Oregon corporation ("NW Natural") and NORTHWEST ENERGY CORPORATION, an Oregon corporation and a wholly-owned subsidiary of NW Natural ("Purchaser"). Capitalized terms used herein shall have the meanings ascribed to them in Annex A hereto, unless otherwise expressly provided in this Agreement. Seller, Enron NW Assets, NW Natural and Purchaser are referred to individually as a "Party," and collectively as the "Parties."

                                R E C I T A L S:

     NW Natural, Purchaser, and Northwest Energy Sub Corporation, an Oregon corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub") have entered into an Agreement and Plan of Reorganization and Merger dated as of the date hereof, a copy of which is attached hereto as Exhibit A (the "NW Natural Merger Agreement"), which provides for the merger of Merger Sub with and into NW Natural, with NW Natural being the surviving corporation in such merger (the "NW Natural Merger"), pursuant to which each issued and outstanding share of common stock, par value $3-1/6 per share ("NW Natural Common Stock") will be converted into one share of Common Stock and upon consummation of the NW Natural Merger, NW Natural will become a subsidiary of Purchaser;

     Seller owns all of the issued and outstanding common stock, par value $3.75 per share (the "PGE Shares") of Portland General Electric Company, an Oregon corporation ("PGE");

     Enron NW Assets holds an option to purchase all of the PGE Shares from Seller (the "PGE Option") pursuant to an Option Agreement dated as of May 7, 2001 (the "PGE Option Agreement");

     Portland General Holdings, Inc., an Oregon corporation and a wholly-owned subsidiary of Seller ("PGH"), owns all of the issued and outstanding common stock, par value $1.00 per share (the "PGH II Shares") of PGH II, Inc., an Oregon corporation ("PGH II");

     Purchaser desires to purchase, and Seller and Enron NW Assets desire to sell, the PGE Shares, subject in all respects to the provisions of this Agreement; and

     Purchaser desires to purchase, and Seller desires to cause PGH to sell, the PGH II Shares, subject in all respects to the provisions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I
                         SALE AND PURCHASE OF THE SHARES

     Section 1.1 Sale and Purchase of the Shares.
     --------------------------------------------

     (a) Sale and Purchase of PGE Shares. Upon the terms and subject to the
         -------------------------------
satisfaction of the conditions contained in this Agreement, at the Closing, (i) Enron NW Assets shall exercise the PGE Option to purchase the PGE Shares from Seller, (ii) Seller shall sell, transfer and deliver to Enron NW Assets, and Enron NW Assets shall purchase pursuant to the PGE Option Agreement, and accept delivery from Seller of, the PGE Shares, and (iii) Enron NW Assets shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase and accept delivery from Enron NW Assets of, the PGE Shares.

     (b) PGE Purchase Price. The purchase price (for purposes of this Section,
         ------------------
the "PGE Purchase Price") to be paid by Purchaser to Enron NW Assets for the PGE Shares shall consist of the following:

          (i) $1,549,000,000 in cash, which (i) shall be adjusted as provided in
     Section 1.6 and (ii) shall be paid as provided in subsection (g) of Section
     2.2 (as so adjusted, the "PGE Cash Purchase Price");

          (ii) 4,000,000 units of Feline Prides;

          (iii) a number of shares of Common Stock to be determined pursuant to the provisions of Section 1.5 of this Agreement; and

          (iv) a number of shares of Class B Common Stock to be determined pursuant to the provisions of Section 1.5 of this Agreement.

     (c) Sale and Purchase of PGH II Shares. Upon the terms and subject to the
         ----------------------------------
satisfaction of the conditions contained in this Agreement, at the Closing, Seller shall cause PGH to sell, transfer and deliver to Purchaser, and Purchaser shall purchase and accept delivery from PGH of, the PGH II Shares.

          The purchase price for the PGH II Shares shall be $1,000,000 in cash, which shall be paid to PGH as provided in subsection (j) of Section 2.2 (the "PGH II Purchase Price").

     Section 1.2 First Alternative Procedure for Sale and Purchase of Shares.
     ------------------------------------------------------------------------
Upon the terms and subject to the satisfaction of the conditions contained in this Agreement and upon written notice delivered by Seller to NW Natural and Purchaser not later than the 5th Business Day prior to the Closing Date (the "Purchase and Sale Notice"), the sale and purchase of the Shares shall, notwithstanding the provisions of Section 1.1, be completed as follows:

     (a) Sale of the Securities. Purchaser shall sell all or such part of the
         ----------------------
Securities, as the Seller may direct in the Purchase and Sale Notice, to one or more Designated Transferees, as Seller may direct in the Purchase and Sale Notice, which shall purchase such Securities for cash in an amount per unit or share as follows: (i) FELINE PRIDES: $50 per unit; (ii) Common Stock: the


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


Purchase Price Per Share; and (iii) Class B Common Stock: the Purchase Price Per Share.

     (b) Exercise of PGE Option. Enron NW Assets shall exercise the PGE Option,
         ----------------------
and, thereupon, pursuant to the PGE Option Agreement, Seller shall sell, transfer and deliver to Enron NW Assets, and Enron NW Assets shall purchase and accept delivery from Seller of, the PGE Shares.

     (c) Sale of the PGE Shares. Enron NW Assets shall sell, transfer and
         ----------------------
deliver to Purchaser, and Purchaser shall purchase and accept delivery from Enron NW Assets of, the PGE Shares.

     (d) PGE Purchase Price. The purchase price (for purposes of this Section,
         ------------------
the "PGE Purchase Price") to be paid by Purchaser to Enron NW Assets for the PGE Shares shall consist of the following:

          (i) The PGE Cash Purchase Price plus the amount of cash paid by the Designated Transferee or Transferees to Purchaser pursuant to subsection
     (a) of this Section 1.2; and

          (ii) the number of units of the FELINE PRIDES, Common Stock and Class B Common Stock provided in clauses (ii), (iii) and (iv) of subsection (b) of Section 1.1 reduced by the number of units or shares of each such class of Securities issued and sold by Purchaser to the Designated Transferee or Transferees pursuant to subsection (a) of this Section 1.2.

     (e) Sale and Purchase of PGE II Shares. Upon the terms and subject to the
         ----------------------------------
satisfaction of the conditions contained in this Agreement, at the Closing, Seller shall cause PGH to sell, transfer and deliver to Purchaser, and Purchaser shall purchase and accept delivery from PGH of, the PGH II Shares.

          The purchase price for the PGH II Shares shall be the PGH II Purchase Price payable in cash, which shall be paid to PGH as provided in subsection
     (j) of Section 2.2.

     (f) Seller Risk. If for any reason, any Designated Transferee fails to
         -----------
perform its obligations under this Section 1.2, the sale and purchase of the Shares to be purchased by such Designated Transferee shall be completed, as applicable, pursuant to Section 1.1, in which case the provisions of this
Section 1.2 shall no longer apply, or pursuant to Section 1.3, in which case the provisions of this Section 1.2 shall be deemed to be modified as set forth in
Section 1.3.

     If the PGE Option is exercised prior to the Closing Date, Enron NW Assets will be bound by and perform all of the obligations of Seller under this Article I and Article II hereof. The exercise of the PGE Option shall not otherwise relieve Seller of its obligations hereunder.

     Section 1.3 Second Alternative Procedure for Sale and Purchase of Shares.
     -------------------------------------------------------------------------
If for any reason, Enron NW Assets does not, at the Closing, exercise the PGE Option or fails to complete the purchase of the PGE Shares after exercising the PGE Option and


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


     (a) No Notice. Seller does not deliver the Purchase and Sale Notice
         ---------
pursuant to Section 1.2, the purchase and sale of the Shares shall be completed as provided in Section 1.1 except that:

          (i) The provisions of subsection (a) of Section 1.1 shall be deemed to be and read as follows: "Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase and accept delivery from Seller of, the PGE Shares." and

          (ii) the payment of the PGE Purchase Price contemplated by subsection
     (b) of Section 1.1 shall be made to Seller rather than to Enron NW Assets;
     or

     (b) Notice. Seller does deliver the Purchase and Sale Notice pursuant to
         ------
Section 1.2, the purchase and sale of the Shares shall be governed by Section
1.2 except that:

          (i) The provisions of subsection (b) of Section 1.2 shall no longer apply;

          (ii) the provisions of subsection (c) of Section 1.2 shall be deemed to be and read as follows: "Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase and accept delivery from Seller of, the PGE Shares"; and

          (iii) the payment of the PGE Purchase Price contemplated by subsection
     (d) of Section 1.2 shall be made to Seller rather than Enron NW Assets.

     Section 1.4 Assumption of Enron Merger Obligation. Effective as of the
     -------------------------------------------------
Closing Date, Purchaser shall assume from Seller, and shall indemnify Seller, Enron NW Assets and any Designated Transferee for, all obligations in respect of the Enron Merger Obligation for the period from and after the Closing Date. From and after the date of this Agreement, the Seller will make no further payments of principal or interest with respect to the Enron Merger Obligation, the amount of which as of September 30, 2001, was $71,969,288.

     Section 1.5 Determination of Numbers of Shares of Common Stock and Class B
     --------------------------------------------------------------------------
Common Stock. The aggregate number of shares of Common Stock and Class B Common
------------
Stock to be issued by Purchaser to pursuant to Section 1.1, Section 1.2 or
Section 1.3, as applicable, shall be the quotient resulting from the division of $50,000,000 by the Average Market Price of NW Natural Common Stock as of the Closing Date; provided, however, that the aggregate number of shares shall be no more than 2,295,257 and no less than 1,877,938. The aggregate number of shares of Common Stock to be issued at the Closing to Enron NW Assets, Seller or any Designated Transferee, as applicable, shall be equal to 4.9% of the outstanding shares of Common Stock as of the Closing Date (giving effect to the NW Natural Merger and the issuance of shares of Common Stock and Class B Common Stock pursuant to this Agreement), rounded down to the nearest whole number of shares, and the remainder of the shares to be issued to such entities shall be shares of Class B Common Stock.


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


     Section 1.6 NW Natural Change of Control Adjustment.
     ----------------------------------------------------

     (a) Prior to the Closing: If a NW Natural Change of Control occurs on or
         --------------------
prior to the Closing Date, at Closing the PGE Purchase Price shall be payable solely in cash. Such PGE Purchase Price shall consist of the PGE Cash Purchase Price plus $250,000,000, but shall not include any FELINE PRIDES, Common Stock or Class B Common Stock, and neither Article II nor the remainder of this Agreement shall be deemed to include any references to such Securities or to the Securityholders' Agreement. In such event, Section 1.2 shall no longer be deemed to apply, and, if any Purchase and Sale Notice shall have theretofore been delivered pursuant to Section 1.2, such Purchase and Sale Notice shall be deemed to be of no further force or effect, and the entire PGE Purchase Price shall be paid, in the alternative, to Enron NW Assets pursuant to Section 1.1 or to the Seller pursuant to subsection (a) of Section 1.3, as applicable.

     (b) After the Closing: If:
         -----------------

          (i) at or prior to the Closing Date, NW Natural has agreed to, or the Board of Directors of NW Natural has not rejected a transaction that, if it were consummated or became effective, would constitute a NW Natural Change of Control,

          (ii) such transaction has not been consummated or become effective on or before the Closing Date, and

          (iii) such transaction is consummated or becomes effective after the Closing Date,

then at any time beginning five Business Days after the consummation or effective time of such NW Natural Change of Control, Enron NW Assets, the Designated Transferee or Seller, as the case may be, shall have the option, but not the obligation, by delivering written notice of exercise to Purchaser, to require Purchaser to purchase from Enron NW Assets, the Designated Transferees or Seller, as the case may be, all, but not less than all, of the Securities of Purchaser issued at the Closing for an aggregate purchase price of $250 million in cash, without interest thereon but increased by an amount equal to all accrued but unpaid dividends on the FELINE PRIDES payable at the closing of such sale. At the closing of such sale, the party or parties exercising the option shall deliver the certificates representing the securities being sold, duly endorsed in blank, free and clear of all Liens, together with all required tax transfer stamps attached, against payment of the purchase price by wire transfer of immediately available funds to an account or accounts designated in writing by the party or parties selling such securities.

                                   ARTICLE II
                                     CLOSING

     Section 2.1 Closing. The closing of the purchase and sale of the Shares
     -------------------
(the "Closing") will take place at the offices of Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin, Houston, Texas, as soon as reasonably practicable but in no event later than 20 Business Days following the date on which the conditions specified in Article VIII (other than the conditions which by their terms are only capable of being satisfied on the Closing Date) have been satisfied or waived, unless another time, date and place is agreed to in writing by the Parties. The date of the Closing is referred to in this Agreement as the "Closing Date."

     Section 2.2 Closing Transactions. At the Closing, the following events
     --------------------------------
shall occur, each event being (i) conditioned on the occurrence or waiver of each other event and (ii) being deemed to have occurred simultaneously with the other events, except that the events described in clauses (a), (b) and (c) below shall be deemed to have occurred immediately prior to each other event listed below:

     (a) Amended and Restated Charter. NW Natural and Purchaser (including their
         ----------------------------
respective Boards of Directors) shall take all applicable actions under applicable law duly to adopt and approve the Amended and Restated Charter and pursuant thereto Purchaser shall file with the Secretary of State of the State of Oregon the Amended and Restated Charter, including Articles of Amendment with respect to the Preferred Shares.

     (b) NW Natural Merger Agreement. Merger Sub shall merge with and into NW
         ---------------------------
Natural pursuant to the terms of the NW Natural Merger Agreement and in connection therewith each outstanding share of NW Natural Common Stock shall be converted into one share of Common Stock of Purchaser.

     (c) PGE Option. To the extent required under Section 1.1 or 1.2, Enron NW
         ----------
Assets shall exercise the PGE Option and purchase the PGE Shares in accordance with the terms of the PGE Option Agreement; Seller will deliver to Enron NW Assets the PGE Shares by delivering the certificates representing the PGE Shares duly endorsed for transfer or accompanied by appropriate stock powers duly endorsed for transfer, in favor of Enron NW Assets or its designee.

     (d) PGE Shares. As and to the extent required under Section 1.1, 1.2 or
         ----------
1.3, Enron NW Assets and Seller shall deliver to Purchaser the PGE Shares by delivering the certificates representing the PGE Shares duly endorsed for transfer or accompanied by appropriate stock powers, in favor of Purchaser.

     (e) Securities. To the extent required under Section 1.1 or subsection (a)
         ----------
of Section 1.3, Purchaser shall issue and deliver the Securities to Enron NW Assets or Seller or, to the extent required under Section 1.2 or subsection (b) of 1.3, Purchaser shall sell the Securities to each Designated Transferee as required by the Purchase and Sale Notice and, in any such case, shall deliver to Enron NW Assets, the Seller or the Designated Transferees, as appropriate, the Securities by delivering the certificates representing each class of such Securities so sold by delivering the certificates registered in the name of such entity as is entitled thereto duly executed on behalf of Purchaser and authenticated by Purchaser's stock transfer agent.

     (f) Payment for Securities. To the extent required under Section 1.2 or
         ----------------------
subsection (b) of Section 1.3, each Designated Transferee shall pay the purchase price of the Securities it is required to purchase as set forth in the Purchase and Sale Notice by wire transferring such amount, in lawful money of the United States of America in immediately available funds, to such account of Purchaser as Purchaser shall have designated by written notice to Seller.

     (g) PGE Cash Purchase Price. If either Section 1.1 or subsection (a) of
         -----------------------
Section 1.3 applies, Purchaser shall pay the PGE Cash Purchase Price by wire transferring such amount, in lawful money of the United States of America in immediately available funds, to such account of Enron NW Assets or Seller as Seller shall have designated by written notice to Purchaser.

     (h) Modified PGE Cash Purchase Price. If either Section 1.2 or subsection
         --------------------------------
(b) of Section 1.3 applies, Purchaser shall pay the PGE Cash Purchase Price, as modified by clause (i) of subsection (d) of Section 1.2 or by subsection (a) of
Section 1.6, as applicable, by wire transferring such amount, in lawful money of the United States of America in immediately available funds, to such account of Enron NW Assets or Seller as Seller shall have designated by written notice to Purchaser.

     (i) PGH II Shares. Seller will cause PGH to deliver to Purchaser the PGH II
         -------------
Shares by delivering the certificates representing the PGH II Shares duly endorsed for transfer or accompanied by appropriate stock powers duly endorsed for transfer, in favor of Purchaser;

     (j) PGH II Purchase Price. Purchaser will pay the PGH II Purchase Price by
         ---------------------
wire transferring such amount, in lawful money of the United States of America in immediately available funds, to such account as Seller shall have designated, on behalf of PGH, by written notice to Purchaser;

     (k) Enron Merger Obligation. Purchaser will deliver to Seller documentation
         -----------------------
regarding the assumption of the obligations in respect of the Enron Merger Obligation for the period from and after the Closing Date pursuant to Section
1.4 of this Agreement in form reasonably satisfactory to Seller; and

     (l) Securityholders' Agreement. Enron NW Assets, any Designated Transferee
         --------------------------
and Seller shall, to the extent they acquired any Common Stock, Class B Common Stock or FELINE PRIDES pursuant to Article I execute and deliver, and Purchaser shall execute and deliver, the Securityholders' Agreement.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Purchaser that:

     Section 3.1 Organization and Qualification.
     -------------------------------------------

     (a) Seller. Seller is a corporation duly organized, validly existing, and
         ------
in good standing under the Laws of the State of Oregon.

     (b) Enron NW Assets. Enron NW Assets is a limited liability company duly
         ---------------
formed, validly existing and in good standing under the laws of the State of Delaware.

     (c) PGE and PGH II. Each of PGE, PGH II and their respective subsidiaries
         --------------
(i) is a corporation or limited liability company duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and (iii) is duly qualified, licensed or admitted to do business and is in good standing to do business in each jurisdiction in which


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


the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary.

     Section 3.2 Subsidiaries. Section 3.2 of the Seller Disclosure Schedule
     ------------------------
contains a description as of the date hereof of all subsidiaries and other joint ventures of PGE and PGH II, including the name of each such entity, the state or jurisdiction of its incorporation or organization and PGE's or PGH II's interest therein, as the case may be. Except as disclosed in Section 3.2 of the Seller Disclosure Schedule, all the issued and outstanding shares of capital stock or membership interests, as the case may be, of each subsidiary of PGE and PGH II are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by PGE or PGH II, as the case may be, free and clear of any Liens, and there are no outstanding subscriptions, options, calls, contracts or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or membership interests, as the case may be, or obligating it to grant, extend or enter into any such agreement or commitment.

     Section 3.3 Capitalization.
     ---------------------------

     (a) Shares. The authorized capital stock of PGE consists of 100,000,000
         ------
shares of PGE Common Stock and 30,000,000 shares of PGE Preferred Stock. The authorized capital stock of PGH II consists of 10,000 shares of PGH II Common Stock. Subject to any repurchases of PGE Common Stock after the date hereof permitted by Section 5.2, there are 42,758,877 shares of PGE Common Stock issued and outstanding, all of which are owned by Seller, and 300,000 shares of the 7.75% series of PGE Preferred Stock issued and outstanding. There are 1,000 shares of PGH II Common Stock issued and outstanding, all of which are owned by PGH. Subject to any repurchases of PGE Common Stock after the date hereof permitted by Section 5.2, there are no shares of capital stock held in the treasury of PGE or PGH II. All of the outstanding shares of capital stock of PGE and PGH II are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and are owned free and clear of any Liens. Except as set forth in Section 3.3(a) of the Seller Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Seller, PGE, PGH or PGH II or any Designated Transferee to issue, deliver or sell, or cause to be issued, delivered or sold, shares of the capital stock or other voting securities of PGE or PGH II or their subsidiaries or obligating Seller, PGE, PGH or PGH II or any Designated Transferee to grant, extend or enter into any such agreement or commitment.

     (b) Voting Debt. As of the date of this Agreement, no bonds, debentures,
         -----------
notes or other indebtedness of PGE, PGH II or any of their subsidiaries having the right to vote (or which is convertible into or exercisable for securities having the right to vote) (together, "PGE Voting Debt") on any matters on which shareholders may vote is issued or outstanding nor are there any outstanding options obligating PGE, PGH II or any of their subsidiaries to issue or sell any PGE Voting Debt or to grant, extend or enter into any option with respect thereto.

     Section 3.4 Authority; Non-Contravention; Statutory Approvals; Compliance.
     --------------------------------------------------------------------------

     (a) Authority. Seller and Enron NW Assets have all requisite power and
         ---------
authority to enter into this Agreement and each Ancillary Agreement and, subject to the Seller Required Statutory Approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Agreement and the consummation by Seller and Enron NW Assets of the transactions contemplated hereby and thereby have been or, in the case of the execution and delivery of the Securityholders' Agreement and the performance thereof by the Seller, Enron NW Assets and each Designated Transferee, if any, will be prior to the Closing duly authorized by all necessary corporate or organizational action on the part of each of them. This Agreement and the PGE Option Agreement have been duly and validly executed and delivered by Seller and Enron NW Assets and the Securityholders' Agreement will have been duly executed and delivered prior to the Closing by each of them and each Designated Transferee, if any, to the extent that they are intended to become and do become parties thereto. Assuming the due authorization, execution and delivery of this Agreement and the Securityholders' Agreement by NW Natural and Purchaser, this Agreement and each Ancillary Agreement constitutes or will prior to the Closing constitute the legal, valid and binding obligation of Seller, Enron NW Assets and each Designated Transferee, if any, to the extent they are intended to become and do become parties thereto, enforceable against each of them in accordance with their terms. Seller has heretofore delivered a true and complete copy of the PGE Option Agreement to Purchaser.

     (b) Non-Contravention. Except as disclosed in Section 3.4(b) of the Seller
         -----------------
Disclosure Schedule, the execution and delivery by Seller and Enron NW Assets of this Agreement do not and the execution and delivery of the Securityholders' Agreement by Seller, Enron NW Assets and each Designated Transferee, if any, to the extent that they are intended to become and do become parties thereto will not, and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of payment, termination, cancellation, modification or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties or assets of PGE or PGH II or any of their respective subsidiaries or, to the Knowledge of Seller, of any of PGE's or PGH II's joint ventures (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "PGE Violation") under, any provisions of (i) the articles of incorporation, bylaws or similar governing documents of Seller, Enron NW Assets, PGE, PGH II or any of their respective subsidiaries or joint ventures or any Designated Transferee, (ii) subject to obtaining the Seller Required Statutory Approvals, any Law, Regulation or Order of any Governmental Authority or Court applicable, directly or indirectly through their properties and assets, to Seller, Enron NW Assets, PGE, PGH II or any of their respective subsidiaries or any Designated Transferee or, to the Knowledge of Seller, any of PGE's or PGH II's joint ventures, or (iii), subject to obtaining any required third-party consents or other approvals disclosed in
Section 3.4(b) of the Seller Disclosure Schedule (the "PGE Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, Permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Seller, Enron NW Assets, PGE, PGH II or any of their respective subsidiaries or any Designated Transferee or, to the Knowledge of Seller, any of PGE's or PGH II's joint ventures, is now a party or by which any of them or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such PGE Violations as would not have, in the aggregate, a PGE Material Adverse Effect.

     (c) Statutory Approvals. Except as disclosed in Section 3.4(c) of the
         -------------------
Seller Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent, finding by or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement or the Securityholders' Agreement by Seller, Enron NW Assets or any Designated Transferee to the extent that it is an intended party thereto or the consummation by Seller, Enron NW Assets or any Designated Transferee of the transactions contemplated hereby or thereby, the failure to obtain, make or give which would have, in the aggregate, a PGE Material Adverse Effect (the "Seller Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Seller Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such consents or approvals and having such waiting periods expire as are necessary to avoid a violation of applicable Laws. Notwithstanding the foregoing, authorizations, consents, or approvals of Governmental Authorities necessary for the exercise of the PGE Option shall not be deemed to constitute Seller Required Statutory Approvals if, in the absence of such authorizations, consents or approvals, Seller has obtained all authorizations, consents or approvals necessary for the consummation by Seller of the sale of the PGE Shares pursuant to Section 1.3 and the other transactions contemplated by this Agreement.

     (d) Compliance. Except as disclosed in Section 3.4(d) of the Seller
         ----------
Disclosure Schedule or as disclosed in the PGE SEC Reports filed prior to the date hereof, neither PGE nor PGH II nor any of their respective subsidiaries nor, to the Knowledge of Seller, any of PGE's or PGH II's joint ventures is in violation of, or has been given notice or been charged with, or, to the Knowledge of Seller, under investigation with respect to, any violation of, any Laws (including any applicable Environmental Laws), Regulations or Orders of any Governmental Authority or Court, except for violations that, in the aggregate, would not have a PGE Material Adverse Effect. Except as disclosed in Section 3.4(d) of the Seller Disclosure Schedule, PGE, PGH II, their respective subsidiaries and, to the Knowledge of Seller, PGE's and PGH II's joint ventures have all Permits necessary to conduct their respective businesses as currently conducted, except those which the failure to obtain would not, in the aggregate, have a PGE Material Adverse Effect.

     Section 3.5 Reports and Financial Statements.
     ---------------------------------------------

     (a) PGE SEC Reports and Financial Statements. The filings required to be
         ----------------------------------------
made by PGE since January 1, 1999 under the Securities Act, PUHCA, the Atomic Energy Act, the Exchange Act, applicable Oregon Laws and Regulations and the Power Act have been filed with the appropriate Governmental Authority charged with administration of such Laws and Regulations, and such filings complied in all material respects with all applicable requirements of the such Laws and Regulations. The PGE SEC Reports, including any financial statements or schedules included therein, at the time filed did not, and any forms, reports or other documents filed by PGE with the SEC after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The PGE Financial Statements have been prepared in accordance with GAAP (except as may be indicated therein and except with respect to unaudited statements to the extent permitted by Form 10-Q of the Exchange Act) and fairly present the consolidated financial position of PGE as of the respective dates thereof and the consolidated results of operations and cash flows for the respective periods then ended, subject, in the case of the interim financial statements, to normal, recurring audit adjustments.

     (b) PGH II Financial Statements. The consolidated financial statements of
         ---------------------------
PGH II set forth in Schedule 3.5(b) of the Seller Disclosure Schedule (the "PGH II Financials") fairly present the consolidated financial position of PGH II as of the respective dates thereof and the consolidated results of operations of PGH II for the respective periods then ended, subject in the case of interim financial statements to normal, recurring audit adjustments.

     Section 3.6 Absence of Certain Changes or Events. Except as disclosed in
     ------------------------------------------------
the PGE SEC Reports filed prior to the date hereof or as disclosed in Section
3.6 or 3.7 of the Seller Disclosure Schedule, since June 30, 2001 (i) PGE, PGH II and their respective subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and no event has occurred that has had, and no fact or condition exists that would have or, to the Knowledge of Seller, is reasonably likely to have, a PGE Material Adverse Effect, and (ii) none of PGE, PGH II and their respective subsidiaries has taken any action that would have been prohibited by Article V hereof had this Agreement been in effect at the time of such action.

     Section 3.7 Litigation. Except as disclosed in the PGE SEC Reports filed
     ----------------------
prior to the date hereof or as disclosed in Sections 3.7, 3.8, 3.10 or 3.13 of the Seller Disclosure Schedule, (i) there are no claims, suits, actions or proceedings pending or, to the Knowledge of Seller, threatened, nor, to the Knowledge of Seller, are there any investigations pending or threatened, against, relating to or affecting PGE, PGH II or any of their respective subsidiaries, and (ii) there are no Orders of any Court or Governmental Authority applicable to PGE, PGH II or any of their respective subsidiaries, except for any of the foregoing under clauses (i) and (ii) that individually or in the aggregate would not have a PGE Material Adverse Effect.

     Section 3.8 Tax Matters.
     ------------------------

     (a) Tax Returns. Except as disclosed in Section 3.8 of the Seller
         -----------
Disclosure Schedule and except for such matters as would not have a PGE Material Adverse Effect: (i) all Tax Returns that are required to be filed on or before the Closing Date by or with respect to PGE, PGH II or any of their respective subsidiaries have been or will be duly and timely filed and all such Tax Returns were (or if such returns have not been filed, will be) true, correct and complete; (ii) all Taxes that are shown to be due on such Tax Returns have been or will be timely paid in full; (iii) all Tax withholding requirements imposed on or with respect to PGE, PGH II or any of their respective subsidiaries have been satisfied in full in all respects; (iv) there are no Liens for Taxes upon the assets of PGE, PGH II or any of their respective subsidiaries, except for Liens for Taxes not yet due; (v) no assessment, deficiency or adjustment has been asserted in writing with respect to any such Tax Return; (vi) there is not in force any extension of time with respect to the due date for the filing of any such Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any such Tax Return; and (vii) none of PGE, PGH II and their respective subsidiaries is a party to any agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

     (b) Non-Foreign Status. None of Seller, Enron NW Assets, or the Designated
         ------------------
Transferees, is a foreign corporation or non-resident alien individual subject to FIRPTA withholding under section 1445 of the Code and Treasury Regulations promulgated thereunder.

     Section 3.9 Employee Benefit Plans and Labor Agreements.
     --------------------------------------------------------

     (a) Documents. Each Benefit Plan of PGE, PGH II or any of their
         ---------
subsidiaries is listed in Section 3.9(a) of the Seller Disclosure Schedule (collectively, the "PGE Benefit Plans"). Seller has made available to NW Natural true and correct copies of each of the following, to the extent applicable, with respect to each PGE Benefit Plan: the most recent annual report (Form 5500) filed with the IRS, the plan document, the trust agreement, if any, the most recent summary plan description, the most recent actuarial report, and the most recent determination letter, if any, issued by the IRS.

     (b) Administration. Each PGE Benefit Plan has been administered in
         --------------
accordance with its terms and provisions and in compliance with ERISA, the Code and any other applicable Laws except for such noncompliance as would not, in the aggregate, have a PGE Material Adverse Effect. Except as set forth in Section 3.9(b) of the Seller Disclosure Schedule, since June 30, 2001, there has been no material change to any PGE Benefit Plan.

     (c) Qualification. Each PGE Benefit Plan intended to be qualified under
         -------------
Code Section 401 satisfies in form the requirements of such section except to the extent of amendments that are not required by Law to be made until a date after the date hereof.

     (d) Actions. There are no actions, suits, or claims pending (other than
         -------
routine claims for benefits) or, to the Knowledge of Seller, threatened against, or with respect to, any PGE Benefit Plan or its assets that could reasonably be expected, in the aggregate, to have a PGE Material Adverse Effect.

     (e) Administrative Matters. To the Knowledge of Seller, except as set forth
         ----------------------
in Section 3.9(e) of the Seller Disclosure Schedule, there is no matter pending (other than routine qualification determination filings) with respect to any PGE Benefit Plan before the IRS, the Department of Labor, the PBGC or any other Governmental Authority.

     (f) Termination. As to each PGE Benefit Plan subject to Title IV of ERISA,
         -----------
(i) no notice of intent to terminate such Benefit Plan has been given under
Section 4041 of ERISA, (ii) no proceeding has been instituted under Section 4042 of ERISA to terminate such Benefit Plan, (iii) no liability to the PBGC has been incurred (other than with respect to required premium payments), and (iv) the assets of the PGE Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the PGE Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

     (g) Seller Plans. With respect to any employee benefit plan, within the
         ------------
meaning of Section 3(3) of ERISA, that is not listed in Section 3.9(a) of the Seller Disclosure Schedule but that is sponsored, maintained, or contributed to, or has been sponsored, maintained, or contributed to within six years prior to the date hereof, by Seller or any Commonly Controlled Entity, (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, and (ii) no liability to the PBGC has been incurred by any Commonly Controlled Entity, which liability has not been satisfied.

     (h) Retiree Medical. Except as set forth in Section 3.9(h) of the Seller
         ---------------
Disclosure Schedule, no PGE Benefit Plan provides retiree medical or retiree life insurance benefits to any Person upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

     (i) Multiemployer Plans. None of PGE, PGH II or any of their respective
         -------------------
subsidiaries contributes to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (j) Vacation. The vacation policies of PGE and PGH II provide for carryover
         --------
of vacation from one calendar year to the next as described in Section 3.9(j) of the Seller Disclosure Schedule.

     (k) Noncontravention. Other than as set forth in or disclosed in Section
         ----------------
3.9(k) of the Seller Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from PGE, PGH II or any of their respective subsidiaries under any applicable PGE Benefit Plans to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any PGE Benefit Plan being established or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement.

     (l) Labor Unions. To the Knowledge of Seller, as of the date hereof, there
         ------------
is no current labor union representation issue involving employees of PGE or PGH II or any of their respective subsidiaries and no activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees. Except as disclosed in the PGE SEC Reports or as disclosed in Section 3.9(l) of the Seller Disclosure
Schedule: (i) neither PGE, PGH II nor any of their respective subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against PGE, PGH II or any of their respective subsidiaries pending or, to the Knowledge of Seller, threatened that has, or reasonably may be expected to have, a PGE Material Adverse Effect and (iii) there is no strike, dispute, slowdown, work stoppage or lockout pending or, to the Knowledge of Seller, threatened, against or involving PGE, PGH II or any of their respective subsidiaries that has or, reasonably may be expected to have, a PGE Material Adverse Effect.

     (m) Common Control Plans. There is no act, omission or condition that could
         --------------------
result in liability for PGE, PGH II or Purchaser, or any of their respective subsidiaries, with respect to any plan sponsored, maintained, contributed to or required to be contributed to by Seller or by any entity (other than PGE, PGH II or their respective subsidiaries) under common control with Seller within the meaning of Section 414(b)(c) or (m) of the Code or Section 4001 of ERISA that would be a PGE Benefit Plan if it was sponsored, maintained or contributed to or required to be contributed to by PGE, PGH II or any of their respective subsidiaries.

     Section 3.10 Environmental Protection.
     --------------------------------------

     (a) Compliance. Except as disclosed in Section 3.10 of the Seller
         ----------
Disclosure Schedule or as disclosed in the PGE SEC Reports, PGE, PGH II and each of their respective subsidiaries has been and is in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not have a PGE Material Adverse Effect. Except as disclosed in Section
3.10 of the Seller Disclosure Schedule or as disclosed in the PGE SEC Reports, neither PGE, PGH II nor any of their respective subsidiaries has received any written notice from any Person or Governmental Authority that alleges that PGE, PGH II or any of their respective subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not have a PGE Material Adverse Effect.

     (b) Environmental Permits. Except as disclosed in Section 3.10 of the
         ---------------------
Seller Disclosure Schedule or as disclosed in the PGE SEC Reports, each of PGE, PGH II and their respective subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of their facilities and the conduct of their operations, and all such required Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and PGE, PGH II and their respective subsidiaries are in compliance with all terms and conditions of all such Environmental Permits, except where the failure to obtain or be in such compliance would not have a PGE Material Adverse Effect. Except as disclosed in
Section 3.10 of the Seller Disclosure Schedule or as disclosed in the PGE SEC Reports, to the Knowledge of Seller, there are no pending Environmental Permit proceedings or Environmental Permit renewal proceedings that are reasonably likely to result in the imposition of more stringent terms or conditions in said Environmental Permits that would have a PGE Material Adverse Effect.

     (c) Environmental Claims. Except as disclosed in Section 3.10 of the Seller
         --------------------
Disclosure Schedule or as disclosed in the PGE SEC Reports, there is no Environmental Claim pending, or to the Knowledge of Seller, threatened against PGE, PGH II or any of their respective subsidiaries that, if adversely determined, would have a PGE Material Adverse Effect.

     (d) Orders. Except as disclosed in Section 3.10 of the Seller Disclosure
         ------
Schedule or as disclosed in the PGE SEC Reports, neither PGE, PGH II nor any of their respective subsidiaries is subject to any Order of any Court or Governmental Authority pursuant to any Environmental Law that would have a PGE Material Adverse Effect.

     (e) Releases. Except as disclosed in Section 3.10 of the Seller Disclosure
         --------
Schedule or as disclosed in the PGE SEC Reports, there has been no Release of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against PGE, PGH II or any subsidiary of PGE or PGH II, except for Releases of Hazardous Materials the liability for which would not have a PGE Material Adverse Effect.

     (f) Predecessors. Except as disclosed in Section 3.10 of the Seller
         ------------
Disclosure Schedule or as disclosed in the PGE SEC Reports, there are no Environmental Claims pending or, to the Knowledge of Seller, threatened, or any Releases of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims with respect to any predecessor of PGE, PGH II or any subsidiary of PGE or PGH II, that would have a PGE Material Adverse Effect.

     Section 3.11 Regulation as a Utility. PGE is subject to regulation as a
     ------------------------------------
"public utility" by the OPUC pursuant to the Laws of the State of Oregon and is subject to regulation as a "public utility" by the FERC pursuant to Part II of the Power Act. PGE is not subject to regulation as a public utility, public utility holding company or public service company (or similar designation) by any other state in the United States or by any foreign country. PGE is a subsidiary of Seller, which is exempt, pursuant to Section 3(a)(1) of PUHCA, and SEC Rule 2 thereunder, from regulation under PUHCA and the SEC's rules thereunder, except Section 9(a)(2) of PUHCA. Neither PGH II or any subsidiary thereof is subject to regulation as a public utility, public utility holding company or public service company (or similar designation) by the federal government of the U.S. or any state or political subdivision thereof or any foreign country.

     Section 3.12 Insurance. Each of PGE, PGH II and each of their respective
     ----------------------
subsidiaries is, and has been continuously since the later of January 1, 1999 and the date of its formation, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by PGE, PGH II and their respective subsidiaries during such time period. Neither PGE, PGH II nor any of their respective subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy. All material insurance policies covering the respective businesses conducted by PGE, PGH II and their respective subsidiaries are valid and enforceable policies.

     Section 3.13 Status of PGE Nuclear Facility. Except as set forth in Section
     -------------------------------------------
3.13 of the Seller Disclosure Schedule, the operation of the PGE Nuclear Facility and the operations related to decommissioning of the PGE Nuclear Facility have at all times been conducted in compliance with applicable health, safety, regulatory and other legal requirements, except where the failure to be so in compliance would not have a PGE Material Adverse Effect. Such legal requirements include, but are not limited to, the NRC license for the Trojan Nuclear Plant pursuant to 10 C.F.R. Part 50, the NRC license for the Trojan Independent Storage of Spent Nuclear Fuel and High-Level Radioactive Waste (ISFSI) pursuant to 10 C.F.R. Part 72 and Siting Statutes of the State of Oregon at ORS 469.320 (formerly Section 4 of Chapter 609, Oregon Laws of 1971) (the term "PGE Nuclear Facility" includes both the Trojan Nuclear Plant and the Trojan ISFSI Facility). Neither the operations of the PGE Nuclear Facility nor the operations related to decommissioning of the PGE Nuclear Facility are the subject of any outstanding notices of violation or requests for information from the NRC or any other agency with jurisdiction over such facility. PGE maintains, and is in compliance with, emergency plans designed to protect the health and safety of the public in the event of an unplanned release of radioactive materials from the PGE Nuclear Facility, and the NRC has determined that such plans are in compliance with its requirements. Liability insurance to the full extent required by applicable Laws for non-operating nuclear facilities and consistent with Seller's view of the risks inherent in the decommissioning of the PGE Nuclear Facility remains in full force and effect regarding such facility, and the amount of such liability insurance has been approved by the NRC. Plans for the decommissioning of the PGE Nuclear Facility, and for the storage of spent nuclear fuel, conform with the requirements of applicable Laws, and PGE has funded such plans to the extent required by applicable Laws. The Decommissioning Plan is a true and correct copy of the decommissioning plan approved by the NRC, which plan has been amended through Revision 6 as permitted by NRC regulations. The Trojan co-owners, PGE, the City of Eugene (acting by and through the Eugene Water & Electric Board) and PacifiCorp (collectively, the "Trojan Co-Owners"), have severally agreed to fund their shares of all decommissioning costs relating to Trojan, and neither Seller nor PGE, PGH II nor their respective subsidiaries has any reason to believe that the Trojan Co-Owners will not fund such decommissioning costs in the future. The Trojan ISFSI Final Safety Analysis Report is a true and correct copy of the safety plan submitted to the NRC in accordance with NRC requirements. Except as disclosed in
Section 3.13 of the Seller Disclosure Schedule, Seller has no intention of varying PGE's operations from those described in the Decommissioning Plan and the Trojan ISFSI Final Safety Analysis Report and neither Seller nor PGE has any other material commitments (whether written or oral) to Governmental Authorities with respect to the PGE Nuclear Facility.

     Section 3.14 Purchase for Investment. Seller and Enron NW Assets are
     ------------------------------------
acquiring the Securities for their own accounts, for investment only, without a view to distribution, as that phrase has meaning under the Securities Act and the Regulations thereunder. Seller and Enron NW Assets understand that the effect of the representation and warranty made herein is that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is available at the time of any proposed sale or other transfer thereof.

     Section 3.15 Due Diligence. Seller is experienced in the evaluation of
     --------------------------
companies such as NW Natural and Purchaser and the securities thereof. In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Seller has relied solely on its own independent investigation of NW Natural and upon the representations and warranties and covenants in this Agreement.

     Section 3.16 No Knowledge of Breach. Seller does not know, as of the date
     -----------------------------------
of this Agreement, of any breach of warranty or any misrepresentation by NW Natural or Purchaser hereunder.

     Section 3.17 Contracts with Enron. Section 3.17 of the Seller Disclosure
     ---------------------------------
Schedule sets forth, as of the date hereof, a correct and complete list of all material contracts between PGE, PGH II or any of their respective subsidiaries and Seller and its subsidiaries (other than any subsidiary of Seller that is a subsidiary of Seller only by virtue of being a subsidiary of PGE or PGH II) (the "Related Party Contracts").

     Section 3.18 Limitation of Representations and Warranties. EXCEPT FOR THE
     ---------------------------------------------------------
REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE III, SELLER AND ENRON NW ASSETS ARE NOT MAKING ANY OTHER REPRESENTATIONS OR

WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE SHARES OR THE BUSINESS, ASSETS, OR LIABILITIES OF PGE AND PGH II.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                           OF NW NATURAL AND PURCHASER

     NW Natural and Purchaser jointly and severally represent and warrant to Seller that:

     Section 4.1 Organization and Qualification.
     -------------------------------------------

     (a) NW Natural. Each of NW Natural, and the subsidiaries of NW Natural
         ----------
(including Purchaser) (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and (iii) is duly qualified, licensed or admitted to do business and is in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary.

     (b) Purchaser. Purchaser is a newly organized corporation, and has not
         ---------
conducted or engaged in any business or transaction other than in connection with the NW Natural Merger Agreement and this Agreement.

     Section 4.2 Capitalization.
     ---------------------------

     (a) NW Natural. The authorized capital stock of NW Natural consists of
         ----------
60,000,000 shares of NW Natural Common Stock, 2,000,000 shares of NW Natural Preference Stock, and 1,500,000 shares of NW Natural Preferred Stock. As of October 4, 2001, there are 25,159,375 shares of NW Natural Common Stock issued and outstanding, and a total of 5,236,558 shares of NW Natural Common Stock have been reserved for issuance pursuant to the 7 1/4% Convertible Debentures due 2012, outstanding stock option, dividend reinvestment and stock-based incentive plans, and the outstanding share purchase rights described in the NW Natural SEC Reports. Of the authorized NW Natural Preference Stock, there are issued and outstanding 250,000 shares of $6.95 Series Redeemable Preference Stock, stated value $100 per share, and, of the NW Natural Preferred Stock, there are issued and outstanding 90,000 shares of $7.125 Series Redeemable Preferred Stock, stated value $100 per share. All of the outstanding shares of capital stock of NW Natural are duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights. Other than as described in the NW Natural SEC Reports or in this Agreement, there are no outstanding subscriptions, options, calls, contracts or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating NW Natural or Purchaser to issue, deliver or sell, or cause to be issued, delivered or sold, shares of the capital stock or other voting securities of NW Natural or any of its subsidiaries or obligating NW Natural or any of its subsidiaries (including Purchaser) to grant, extend or enter into any such agreement or commitment. On the Closing Date, Purchaser will own all of the issued and outstanding shares of NW Natural Common Stock, free of pre-emptive rights and free and clear of any Liens.

     (b) Purchaser.
         ---------

          (i) Immediately prior to the Closing Date, the authorized capital stock of Purchaser will consist of 10,000,000 shares of Purchaser Preferred Stock, of which 4,000,000 shares shall have been designated Preferred Shares, 65,000,000 shares of Common Stock and 15,000,000 shares of Class B Common Stock, none of which shall be issued and outstanding other than 100 shares of Common Stock.

          (ii) Pursuant to the NW Natural Merger Agreement, Purchaser will, upon consummation thereof, (A) have issued, on conversion of the NW Natural Common Stock, a number of shares of Common Stock equal to the number of shares of NW Natural Common Stock then outstanding and (B) have reserved for issuance a number of shares of Common Stock equal to, and for the same purposes as, the number of shares of NW Natural Common Stock then reserved for issuance.

          (iii) On the Closing Date, the Preferred Shares will be validly issued, fully paid and nonassessable and will have the rights and preferences set forth in the Amended and Restated Charter and the Articles of Amendment.

          (iv) All of the shares of Common Stock issued and outstanding immediately following the Closing (including the shares issued pursuant to this Agreement) will be validly issued, fully paid and nonassessable and free of pre-emptive rights and will have the rights set forth in the Amended and Restated Charter.

          (v) Immediately following the Closing, there will have been reserved for issuance by Purchaser a number of shares of Common Stock equal to the number of shares of Class B Common Stock outstanding, and all such shares of Common Stock will be, when issued upon valid conversion and upon the delivery of the shares of Class B Common Stock, validly issued, fully paid and nonassessable and free of pre-emptive rights and will have the rights set forth in the Amended and Restated Charter.

          (vi) Other than as described in this Agreement, on the Closing Date, there will be no outstanding subscriptions, options, calls, contracts or other commitments, understandings, restrictions, arrangements, rights or warrants, including any rights of conversion or exchange under any outstanding security, instrument or other agreement obligating Purchaser to issue, deliver or sell, or cause to be issued, delivered or sold, shares of the capital stock or other voting securities of Purchaser or its subsidiaries (including NW Natural) or obligating Purchaser to grant, extend or enter into any such agreement or commitment.

     (c) NW Natural Voting Debt. As of the date of this Agreement, there are,
         ----------------------
other than the 7 1/4% Convertible Debentures due 2012, which are convertible into shares of NW Natural Common Stock, no issued and outstanding bonds, debentures, notes or other indebtedness of NW Natural or any of its subsidiaries (including Purchaser) having the right to vote (or which are convertible into or exercisable for securities having the right to vote) ("NW Natural Voting

Debt") on any matters on which shareholders may vote, and there are no outstanding options obligating NW Natural or any of its subsidiaries (including Purchaser) to issue or sell any NW Natural Voting Debt or to grant, extend or enter into any option with respect thereto.

     Section 4.3 Financing Commitment. A copy of the written commitment,
     --------------------------------
including the fee letter, from Merrill Lynch & Co. and Credit Suisse First Boston (collectively and as amended from time to time with the consent of Seller and NW Natural, the "Financing Commitment") to provide Debt Financing in an amount of not less than $2.1 billion in the aggregate is attached hereto as Exhibit C and the terms of such Financing Commitment are incorporated herein by reference.

     Section 4.4 Authority; Non-Contravention; Statutory Approvals; Compliance.
     --------------------------------------------------------------------------

     (a) Authority. NW Natural and Purchaser have all requisite power and
         ---------
authority to enter into this Agreement and the Securityholders' Agreement and, subject to the NW Natural Required Statutory Approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Securityholders' Agreement and the consummation by NW Natural and Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of NW Natural and Purchaser, except that (i) the consummation of the NW Natural Merger requires the approval of holders of a majority of the outstanding shares of NW Natural Common Stock pursuant to the requirements of the Oregon Business Corporation Act, (ii) the issuance of the Securities pursuant to Article I requires the approval of the holders of a majority of the shares of NW Natural Common Stock cast in favor of or against approval of such issuance (the requirements under clauses (i) and (ii), collectively, the "NW Natural Shareholder Approval") and
(iii) (A) the execution and delivery of the definitive agreements with respect to the Debt Financing will require the approval of the Boards of Directors of Purchaser, NW Natural, and, effective as of the Closing, PGE (but such approval shall not be a condition to the obligations of Purchaser and NW Natural under this Agreement) and (B) the execution and delivery of definitive agreements relating to the FELINE PRIDES (including without limitation, the Articles of Amendment setting forth the rights of the shares of Preferred Stock of Purchaser included in the units comprising the FELINE PRIDES), will require the approval of the Board of Directors of Purchaser, but such approval shall be a condition to the obligations of NW Natural and Purchaser only to the extent provided in
Section 8.1(e). This Agreement has been, and the Securityholders' Agreement will be at the Closing, duly and validly executed and delivered by Purchaser and, solely with respect to this Agreement, by NW Natural, and, assuming the due authorization, execution and delivery of this Agreement and the Securityholders' Agreement by each party thereto other than NW Natural and Purchaser, constitutes or will constitute the legal, valid and binding obligations of Purchaser and, solely with respect to this Agreement, by NW Natural, enforceable against NW Natural and Purchaser in accordance with their respective terms.

     (b) Non-Contravention. Except as disclosed in Section 4.4(b) of the NW
         -----------------
Natural Disclosure Schedule, the execution and delivery by NW Natural and Purchaser of this Agreement do not and the execution and delivery by Purchaser at the Closing of the Securityholders' Agreement will not, and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of payment, termination, cancellation, modification or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties or assets of NW Natural or any of its subsidiaries (including Purchaser) or, to the Knowledge of NW Natural, any of its joint ventures (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "NW Natural Violation"), under, any provisions of (i) the articles of incorporation, bylaws or similar governing documents of NW Natural or any of its subsidiaries or joint ventures (including Purchaser), (ii) subject to obtaining the NW Natural Required Statutory Approvals, any Law, Regulation or Order of any Governmental Authority or Court applicable, directly or indirectly through their ownership of properties and assets, to NW Natural or any of its subsidiaries (including Purchaser) or, to the Knowledge of NW Natural, any of its joint ventures or (iii) subject to obtaining any required third-party consents or other approvals disclosed in Section 4.4(b) of the NW Natural Disclosure Schedule (the "NW Natural Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which NW Natural or any of its subsidiaries (including Purchaser) or, to the Knowledge of NW Natural, any of its joint ventures, is now a party or by which any of them or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such NW Natural Violations that would not have, in the aggregate, a NW Natural Material Adverse Effect and would not have a material adverse effect on the ability of either NW Natural or Purchaser to perform its obligations under this Agreement or reasonably be expected to delay or otherwise interfere with the obtaining of the NW Natural Required Statutory Approvals or the Seller Required Statutory Approvals.

     (c) Statutory Approvals. Except as disclosed in Section 4.4(c) of the NW
         -------------------
Natural Disclosure Schedule, no material declaration, filing or registration with, or notice to or authorization, consent, finding by or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement or the Securityholders' Agreement by NW Natural or Purchaser or the consummation by NW Natural or Purchaser of the transactions contemplated hereby or thereby (the "NW Natural Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such NW Natural Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such consents or approvals and having such waiting periods expire as are necessary to avoid a violation of applicable Laws.

     (d) Compliance. Except as disclosed in Section 4.4(d) of the NW Natural
         ----------
Disclosure Schedule or as disclosed in the NW Natural SEC Reports filed prior to the date hereof, neither NW Natural nor any of its subsidiaries (including Purchaser) nor, to the Knowledge of NW Natural, any of NW Natural's joint ventures, is in violation of, or has been given notice or been charged with, or, to the Knowledge of NW Natural, is under investigation with respect to, any violation of, any Laws (including any applicable Environmental Laws), Regulations or Orders of any Governmental Authority or Court, except for violations that, in the aggregate, would not have a NW Natural Material Adverse Effect. Except as disclosed in Section 4.4(d) of the NW Natural Disclosure Schedule, NW Natural, its subsidiaries (including Purchaser) and, to the Knowledge of NW Natural, NW Natural's joint ventures, have all Permits necessary to conduct their respective businesses as currently conducted, except those which the failure to obtain would not, in the aggregate, have a NW Natural Material Adverse Effect.

     Section 4.5 NW Natural SEC Reports and Financial Statements. The filings
     -----------------------------------------------------------
required to be made by NW Natural since January 1, 1999 under the Securities Act, the Exchange Act, applicable Oregon Laws and Regulations, applicable Washington Laws and Regulations and the Power Act have been filed with the appropriate Governmental Authority charged with administration of such Laws and Regulations, and such filings complied in all material respects with all applicable requirements of such Laws and Regulations thereunder. The NW Natural SEC Reports, including any financial statements or schedules included therein, at the time filed did not, and any forms, reports or other documents filed by NW Natural or Purchaser with the SEC after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The NW Natural Financial Statements have been prepared in accordance with GAAP (except as may be indicated therein and except with respect to unaudited statements to the extent permitted by Form 10-Q of the Exchange Act) and fairly present the consolidated financial position of NW Natural as of the respective dates thereof and the consolidated results of operations and cash flows for the respective periods then ended, subject, in the case of the interim financial statements, to normal, recurring audit adjustments.

     Section 4.6 Absence of Certain Changes or Events. Except as disclosed in
     ------------------------------------------------
the NW Natural SEC Reports filed prior to the date hereof or as disclosed in
Section 4.6 or 4.7 of the NW Natural Disclosure Schedule, since June 30, 2001
(i) NW Natural and its subsidiaries (including Purchaser) have conducted their business only in the ordinary course of business consistent with past practice and no event has occurred that has had, and no fact or condition exists that would have or, to the Knowledge of NW Natural, is reasonably likely to have, a NW Natural Material Adverse Effect, and (ii) neither NW Natural nor any of its subsidiaries (including Purchaser) have taken any action that would have been prohibited by Article VI hereof had this Agreement been in effect at the time of such action.

     Section 4.7 Litigation. Except as disclosed in the NW Natural SEC Reports
     ----------------------
filed prior to the date hereof or as disclosed in Sections 4.7, 4.8, 4.10 or
4.13 of the NW Natural Disclosure Schedule, (i) there are no claims, suits, actions or proceedings pending or, to the Knowledge of NW Natural, threatened, nor, to the Knowledge of NW Natural, are there any investigations pending or threatened against, relating to or affecting NW Natural or any of its subsidiaries, and (ii) there are no Orders of any Court or Governmental Authority applicable to NW Natural or any of its subsidiaries, except for any of the foregoing under clauses (i) and (ii) that individually or in the aggregate would not have a Purchaser Material Adverse Effect.

     Section 4.8 Tax Matters. Except as disclosed in Section 4.8 of the NW
     -----------------------
Natural Disclosure Schedule and except for such matters as would not have a NW Natural Material Adverse Effect: (i) all Tax Returns that are required to be filed on or before the Closing Date by or with respect to NW Natural or any of its subsidiaries have been or will be duly and timely filed and all such Tax Returns were (or if such returns have not been filed, will be) true, correct and complete; (ii) all Taxes that are shown to be due on such Tax Returns have been or will be timely paid in full; (iii) all Tax withholding requirements imposed on or with respect to NW Natural or any of its subsidiaries have been satisfied in full in all respects; (iv) there are no Liens for Taxes upon the assets of NW Natural or any of its subsidiaries, except for Liens for Taxes not yet due; (v) no assessment, deficiency or adjustment has been asserted in writing with respect to any such Tax Return; (vi) there is not in force any extension of time with respect to the due date for the filing of any such Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any such Tax Return; and (vii) neither NW Natural nor any of its subsidiaries is a party to any agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

     Section 4.9 Employee Benefit Plans and Labor Agreements.
     --------------------------------------------------------

     (a) Listing. Each Benefit Plan of NW Natural or any of its subsidiaries
         -------
(collectively, the "NW Natural Benefit Plans") has been administered in accordance with its terms and provisions and in compliance with ERISA, the Code and any other applicable laws except for such noncompliance as would not, in the aggregate, have a NW Natural Material Adverse Effect. Since June 30, 2001, there has been no material change to any NW Natural Benefit Plan.

     (b) Qualification. Each NW Natural Benefit Plan intended to be qualified
         -------------
under Code Section 401 satisfies in form the requirements of such section except to the extent of amendments which are not required by Law to be made until a date after the date hereof.

     (c) Actions. Except as set forth in Section 4.9(c) of the NW Natural
         -------
Disclosure Schedule, there are no actions, suits, or claims pending (other than routine claims for benefits) or, to the Knowledge of NW Natural, threatened against, or with respect to, any NW Natural Benefit Plan or its assets that could reasonably be expected, in the aggregate, to have a NW Natural Material Adverse Effect.

     (d) Administrative Matters. Except as set forth in Section 4.9(d) of the NW
         ----------------------
Natural Disclosure Schedule, to the Knowledge of NW Natural, there is no matter pending (other than routine qualification determination filings) with respect to any NW Natural Benefit Plan before the IRS, the Department of Labor, the PBGC or any other Governmental Authority.

     (e) Termination. As to each NW Natural Benefit Plan subject to Title IV of
         -----------
ERISA, (i) no notice of intent to terminate such NW Natural Benefit Plan has been given under Section 4041 of ERISA, (ii) no proceeding has been instituted under Section 4042 of ERISA to terminate such NW Natural Benefit Plan, (iii) no liability to the PBGC has been incurred (other than with respect to required premium payments), and (iv) the assets of the NW Natural Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the NW Natural Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

     (f) Sponsored Plans. With respect to any employee benefit plan, within the
         ---------------
meaning of Section 3(3) of ERISA, that is sponsored, maintained, or contributed to, or has been sponsored, maintained, or contributed to within six years prior to the date hereof, by NW Natural or any Commonly Controlled Entity, (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, and (ii) no liability to the PBGC has been incurred by any Commonly Controlled Entity, which liability has not been satisfied.

     (g) Multiemployer Plans. Except as set forth in Section 4.9(g) of the NW
         -------------------
Natural Disclosure Schedule, neither NW Natural nor any of its subsidiaries contributes to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (h) Noncontravention. Other than as set forth in or disclosed in Section
         ----------------
4.9(h) of the NW Natural Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from NW Natural or any of its subsidiaries under any applicable NW Natural Benefit Plans to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any NW Natural Benefit Plan being established or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement.

     (i) Labor Unions. To the Knowledge of NW Natural, as of the date hereof,
         ------------
there is no current labor union representation issue involving employees of NW Natural or any of its subsidiaries or any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees. Except as disclosed in the NW Natural SEC Reports or as disclosed in Section 4.9(i) of the NW Natural Disclosure
Schedule: (i) neither NW Natural nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against NW Natural or any of its subsidiaries pending, or to the Knowledge of NW Natural, threatened, that has, or reasonably may be expected to have, a NW Natural Material Adverse Effect; and (iii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the Knowledge of NW Natural, threatened, against or involving NW Natural or any of its subsidiaries that has or, reasonably may be expected to have, a NW Natural Material Adverse Effect.

     (j) Common Control. There is no act, omission or condition that could
         --------------
result in liability for NW Natural, or any of its subsidiaries, with respect to any plan sponsored, maintained, contributed to or required to be contributed to by any entity (other than NW Natural or its subsidiaries) under common control with NW Natural within the meaning of Section 414(b)(c) or (m) of the Code or
Section 4001 of ERISA that would be a NW Natural Benefit Plan if it was sponsored, maintained or contributed to or required to be contributed to by NW Natural or any of its subsidiaries.

     Section 4.10 Environmental Protection.
     --------------------------------------

     (a) Compliance. Except as disclosed in Section 4.10 of the NW Natural
         ----------
Disclosure Schedule or as disclosed in the NW Natural SEC Reports, NW Natural and its subsidiaries have been and are in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not have a NW Natural Material Adverse Effect. Except as disclosed in Section 4.10 of the NW Natural Disclosure Schedule or as disclosed in the NW Natural SEC Reports, neither NW Natural nor any of its subsidiaries has received any written notice from any Person or Governmental Authority that alleges that NW Natural or any of its subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not have a NW Natural Material Adverse Effect.

     (b) Environmental Permits. Except as disclosed in Section 4.10 of the NW
         ---------------------
Natural Disclosure Schedule or as disclosed in the NW Natural SEC Reports, NW Natural and its subsidiaries have obtained or have applied for all Environmental Permits necessary for the construction of their facilities and the conduct of their operations, and all such required Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and NW Natural and its subsidiaries are in compliance with all terms and conditions of all such Environmental Permits, except where the failure to obtain or be in such compliance would not have a NW Natural Material Adverse Effect. Except as disclosed in Section 4.10 of the NW Natural Disclosure Schedule or as disclosed in the NW Natural SEC Reports, to the Knowledge of NW Natural, there are no pending Environmental Permit proceedings or Environmental Permit renewal proceedings that are reasonably likely to result in the imposition of more stringent terms or conditions in said Environmental Permits that would have a NW Natural Material Adverse Effect.

     (c) Environmental Claims. Except as disclosed in Section 4.10 of the NW
         --------------------
Natural Disclosure Schedule or as disclosed in the NW Natural SEC Reports, there is no Environmental Claim pending, or to the Knowledge of NW Natural, threatened against NW Natural or any of its subsidiaries that, if adversely determined, would have a NW Natural Material Adverse Effect.

     (d) Orders. Except as disclosed in Section 4.10 of the NW Natural
         ------
Disclosure Schedule or as disclosed in the NW Natural SEC Reports, neither NW Natural nor any of its subsidiaries is subject to any Order of any Court or Governmental Authority pursuant to any Environmental Law that would have a NW Natural Material Adverse Effect.

     (e) Releases. Except as disclosed in Section 4.10 of the NW Natural
         --------
Disclosure Schedule or as disclosed in the NW Natural SEC Reports, there has been no Release of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against NW Natural or any subsidiary of NW Natural, except for Releases of Hazardous Materials the liability for which would not have a NW Natural Material Adverse Effect.

     (f) Predecessors. Except as disclosed in Section 4.10 of the NW Natural
         ------------
Disclosure Schedule or as disclosed in the NW Natural SEC Reports, there are no Environmental Claims pending or, to the Knowledge of NW Natural, threatened, or any Releases of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims with respect to any predecessor of NW Natural or any subsidiary of NW Natural, that would have a NW Natural Material Adverse Effect.

     Section 4.11 Regulation as a Utility.
     -------------------------------------

     (a) Current Status. As of the date hereof, NW Natural is not subject to
         --------------
regulation under PUHCA. NW Natural is regulated as a public utility by the FERC and in the States of Oregon and Washington and in no other state. Neither NW Natural nor any "subsidiary company" or "affiliate" (as each such term is defined in PUHCA) of NW Natural is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

     (b) Status After Transactions. Based on the representation in Section 3.11
         -------------------------
that Seller is exempt from regulation under PUHCA pursuant to Section 3(a)(1) of PUHCA, after giving effect to the transactions contemplated by this Agreement, Purchaser would, at the Closing, be entitled to claim exemption pursuant to Rule 2 under Section 3(a)(1) of PUHCA.

     Section 4.12 Insurance. NW Natural and each of its subsidiaries are, and
     ----------------------
have been continuously since the later of January 1, 1999, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by NW Natural and its subsidiaries during such time period. Neither NW Natural nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy. All material insurance policies covering the respective businesses conducted by NW Natural and its subsidiaries are valid and enforceable policies.

     Section 4.13 Purchase for Investment. Purchaser is acquiring the Shares for
     ------------------------------------
its own account, for investment only, without a view to distribution, as that phrase has meaning under the Securities Act and the Regulations thereunder. Purchaser understands that the effect of the representation and warranty made herein is that the Shares must be held by it indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is available at the time of any proposed sale or other transfer thereof.

     Section 4.14 Due Diligence. NW Natural and Purchaser are experienced in the
     --------------------------
evaluation and purchase of companies such as PGE and PGH II. In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, NW Natural and Purchaser have relied solely on their own independent investigation of PGE and PGH II and upon the representations and warranties and covenants in this Agreement.

     Section 4.15 No Knowledge of Breach. NW Natural and Purchaser do not know,
     -----------------------------------
as of the date of this Agreement, of any breach of warranty or any misrepresentation by Seller or Enron NW Assets hereunder.

     Section 4.16 Limitation of Representations and Warranties. EXCEPT FOR THE
     ---------------------------------------------------------
REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV, NEITHER PURCHASER NOR NW NATURAL IS MAKING ANY REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE BUSINESS, ASSETS, OR LIABILITIES OF NW NATURAL OR PURCHASER AND ITS SUBSIDIARIES.

                                   ARTICLE V
                      CONDUCT OF BUSINESS OF PGE AND PGH II
                               PENDING THE CLOSING

     After the date hereof and prior to the Closing or earlier termination of this Agreement, Seller agrees, except as expressly contemplated or permitted in this Agreement, or to the extent NW Natural and Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld, as follows:

     Section 5.1 Ordinary Course of Business. Seller shall cause PGE, PGH II and
     ---------------------------------------
each of PGE's and PGH II's respective subsidiaries to carry on their respective businesses in all material respects in the usual, regular and ordinary course, consistent with past practice, and shall cause PGE, PGH II and each of their respective subsidiaries to use all reasonable efforts to (i) preserve intact their present business organizations and goodwill, and preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, (ii) subject to prudent management of workforce needs, keep available the services of their present officers and employees as a group, (iii) maintain and keep their material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice, (iv) with respect to wholesale power and energy trading and transactions, comply with prudent policies, practices and procedures with respect to risk management and trading limitations, all to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Closing and (v) comply with all applicable Laws, Regulations and Orders of Governmental Authorities and Courts except for any violations under clauses (i) through (v) that, in the aggregate, would not have a PGE Material Adverse Effect. For the avoidance of doubt, a course of conduct between the date of this Agreement and the Closing Date the primary purpose of which is to shift consolidated net income from a later accounting period to an earlier accounting period or to shift consolidated net loss from an earlier accounting period to a later accounting period shall not be deemed to be in the ordinary course of business.

     Section 5.2 Dividends and Repurchases.
     --------------------------------------

     (a) Restrictions on Dividends and Repurchases. Except as otherwise
         -----------------------------------------
permitted by subsection (b) of this Section, Seller shall not permit PGE, PGH II or any of PGE's and PGH II's respective subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock, (ii) split, combine or reclassify any of PGE's or PGH II's capital stock or the capital stock of any subsidiary of PGE or PGH II or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of PGE's or PGH II's capital stock or the capital stock of any subsidiary of PGE or PGH II or (iii) redeem, repurchase or otherwise acquire any shares of PGE's or PGH II's capital stock or the capital stock of any subsidiary of PGE or PGH II other than intercompany acquisitions of capital stock and redemptions of PGE Preferred Stock pursuant to its terms.

     (b) Permitted Payments. The restrictions contained in subsection (a) of
         ------------------
this Section shall not prohibit, limit or restrict, on or prior to the Closing, any of the following: (i) dividends by a direct or indirect wholly-owned subsidiary of PGE or PGH II to PGE or PGH II, as the case may be, or another direct or indirect wholly-owned subsidiary of PGE or PGH II, (ii) dividends by a less than a wholly-owned subsidiary of PGE or PGH II consistent with past practice, (iii) dividends on the PGE Preferred Stock outstanding on the date hereof; (iv) dividends on, or repurchases of, PGE Common Stock in an amount not to exceed, in the aggregate, $104.2 million (which amount equals the difference between the net income (as defined below) of PGE for periods prior to January 1, 2001 and actual dividends paid to Seller in respect of such periods); (v) dividends on, or repurchases of, PGE Common Stock in an aggregate amount not to exceed the aggregate amount of Consolidated Net Income for the period from January 1, 2001 through the Closing Date less any dividends on the PGE Common Stock declared and paid by PGE during the period from January 1, 2001 to the date hereof; (vi) dividends on, or repurchases of, PGE Common Stock in an aggregate amount equal to the Specified Enron Merger Obligation Payments; (vii) the transactions contemplated by Section 7.5(i); (viii) payments by any of PGE, PGH II or their respective subsidiaries to Seller or its Affiliates in respect of intercompany payables or accounts or their liability to Seller on account of PGE or PGH II and their respective subsidiaries being a member or members of Seller's affiliated group for federal income tax purposes and, if applicable, any similar combined or unitary group for state income tax purposes other than any liability arising by virtue of Treasury Regulations ss.1.1502-6 or any similar state provision (the "Tax Sharing Payment"); and (ix) redemptions of PGE Preferred Stock pursuant to its terms.

     (c) Stub Period. At least five Business Days before the anticipated Closing
         -----------
Date, Seller will provide Purchaser with Seller's calculation of the net income of PGE for the period commencing on the day next following the date of the consolidated balance sheet of PGE included in the last SEC Report to be filed by it prior to the Closing Date (the "Last Balance Sheet Date") and ending on the Closing Date (as estimated by Seller with respect to the operations through the Closing Date and any other portion of such period for which historical financial information is unavailable) (the "Stub Period"). In addition to any amounts that may be otherwise paid as a dividend on PGE Common Stock or otherwise used to repurchase shares of PGE Common Stock in accordance with the terms of subsection
(b)(v) of this Section 5.2 for periods on or prior to the Last Balance Sheet Date, Seller may, subject to the limitations set forth in subsection (b)(v) of this Section 5.2, cause PGE to pay a dividend to it or to repurchase PGE Common Stock pursuant to clause (v) of subsection (b) of this Section 5.2 on or prior to the Closing in an amount equal to the amount of net income reflected in such calculation (less any dividends described in such clause). If Purchaser disagrees with Seller's calculation of net income for the Stub Period, its sole remedy in respect thereof shall be to refer the matter through Seller to PGE's auditors within 15 Business Days after the Closing Date, who shall, upon Purchaser' s request, calculate PGE's net income for the Stub Period. The auditor's sole inquiry under such circumstances shall be with respect to the net income of PGE for the Stub Period. The calculation of PGE's net income for the Stub Period by its auditors shall be made within 45 days of such request and shall be final and binding on the Parties. If such auditors determine that PGE's net income for the Stub Period is more than 1% less than the amount calculated by Seller, Seller will pay the amount of such difference to Purchaser (provided that the amount of such difference was included in a dividend paid by PGE to Seller on or prior to the Closing or was used to repurchase shares of PGE Common Stock on or prior to the Closing.) If such auditors determine that PGE's net income is more than 1% greater than the amount calculated by Seller, Purchaser will, subject to the limitations set forth in subsection (b) of this Section 5.2, pay the amount of the difference to Seller. Payments required pursuant to this subsection (c) of this Section 5.2 shall be made within two Business Days of the delivery of the auditors' report. Purchaser will be responsible for all out of pocket costs and expenses relating to the accounting review process unless Seller is determined to have overstated net income for the Stub Period by an amount equal to or greater than 5% of the net income reported by Seller for the Stub Period in which case Seller shall be responsible for such costs and expenses.

     Section 5.3 Issuance of Securities. Except as disclosed in Section 5.3 of
     ----------------------------------
the Seller Disclosure Schedule, Seller shall not permit PGE, PGH II or any of PGE's or PGH II's respective subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of PGE's or PGH II's capital stock or the capital stock of any subsidiary of PGE or PGH II of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares of capital stock, other than issuances by direct or indirect wholly-owned subsidiaries of PGE or PGH II of securities to PGE or PGH II or to other direct or indirect wholly-owned subsidiaries of PGE or PGH II.

     Section 5.4 Charter Documents. Neither PGE nor PGH II shall amend or
     -----------------------------
propose to amend its certificate or articles of incorporation or by-laws in any way that would adversely affect the consummation of the transactions contemplated by this Agreement.

     Section 5.5 Acquisitions. Except as disclosed in Section 5.5 of the Seller
     ------------------------
Disclosure Schedule, Seller shall not permit PGE, PGH II or any of PGE's or PGH II's subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets material to such companies taken as a whole, other than in the ordinary course of business consistent with past practice, not to exceed $20 million in the aggregate.

     Section 5.6 No Dispositions. Except as disclosed in Section 5.6 of the
     ---------------------------
Seller Disclosure Schedule, Seller shall not permit PGE, PGH II or any of PGE's or PGH II's subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any assets material to such companies taken as a whole, other than in the ordinary course of business consistent with past practice, not to exceed $20 million in the aggregate.

     Section 5.7 Indebtedness. Except as disclosed in Section 5.7 of the Seller
     ------------------------
Disclosure Schedule, Seller shall not permit PGE or PGH II or any of PGE's or PGH II's subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including the issuance of debt securities or warrants or rights to acquire debt) other than (a) an aggregate of up to $550 million in short-term indebtedness outstanding at any time, (b) long-term indebtedness incurred in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds and (c) up to $300 million in additional indebtedness.

     Section 5.8 Capital Expenditures. Except as disclosed in Section 5.8 of the
     --------------------------------
Seller Disclosure Schedule or as required by Law, Seller shall not permit PGE, PGH II or any of PGE's or PGH II's subsidiaries to, make any capital expenditures, other than capital expenditures to repair or replace facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance) to the equivalent state prior to such casualty or accident. Section

5.8 of the Seller Disclosure Schedule includes estimated allocations of capital expenditures by category. So long as the total amount of capital expenditures for PGE and PGH II, respectively, are not increased, the level of capital expenditures within the various categories listed in Section 5.8 of the Seller Disclosure Letter may vary and new categories of capital expenditure may be added in Seller's reasonable discretion, if no capital expenditures are moved between years without the prior approval of NW Natural and Purchaser.

     Section 5.9 Compensation, Benefits. Except as disclosed in Section 5.9 of
     ----------------------------------
the Seller Disclosure Schedule, Seller shall not permit PGE or PGH II or any of PGE's or PGH II's subsidiaries to (a) enter into, adopt, amend or renew (except as may be required by applicable Law), accept assignment of or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by PGE, PGH II or any of their respective subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of PGE or PGH II or any of their respective subsidiaries, except
(i) pursuant to binding legal commitments and (ii) other than with respect to executive officers of PGE or PGH II for whom this clause (ii) shall not apply, for normal (including incentive) increases, extensions, expansions, enhancements, amendments or adoptions, renewals or assignments in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to PGE, PGH II and their respective subsidiaries taken as a whole or (b) enter into, amend, accept assignment of or renew any employment, severance, special pay arrangement with respect to termination of employment or other similar contract, agreement or arrangement with any director or officer of PGE or PGH II or any of their respective subsidiaries except, other than with respect to executive officers of PGE or PGH II for whom this exception shall not apply, in the ordinary course of business consistent with past practice.

     Section 5.10 Cooperation, Notification. Seller shall: (a) Confer on a
     --------------------------------------
regular and frequent basis with one or more representatives of NW Natural and Purchaser to discuss the general status of PGE's and PGH II's ongoing operations; (b) promptly notify NW Natural and Purchaser of any significant changes in PGE's or PGH II's business, properties, financial condition or results of operations; and (c) advise NW Natural and Purchaser of any change or event that has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, a PGE Material Adverse Effect.

     Section 5.11 Insurance. Seller shall cause PGE, PGH II and each of PGE's
     ----------------------
and PGH II's subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

     Section 5.12 Permits. Seller shall cause PGE, PGH II and each of PGE's and
     --------------------
PGH II's subsidiaries to use commercially reasonable efforts to maintain in effect all existing Permits pursuant to which PGE, PGH II or any of their respective subsidiaries operate.

     Section 5.13 Nuclear Operations. Seller shall not permit PGE or any of its
     -------------------------------
subsidiaries to (i) breach any existing contract or arrangement for the disposal or storage of spent nuclear fuel or components of the PGE Nuclear Facility or
(ii) obligate itself to the payment of decommissioning expenses for the PGE Nuclear Facility or propose or adopt a budget for such decommissioning expenses, which exceeds the decommissioning forecast set forth in Section 5.13 of the Seller Disclosure Schedule, by an amount sufficient to produce a PGE Material Adverse Effect when measured over the life of the payment obligation or budget for such expenses. Seller shall not permit PGE to engage in, or enter into the business of undertaking to engage in, the transportation, treatment or disposal of radioactive waste generated by third parties. To the extent not prohibited by applicable Laws, Regulations, Permits, facility licenses and agreements with third parties existing as of the date of this Agreement, at all times prior to the Closing, Seller shall make available to Purchaser, upon its request, any existing information relevant to the operation or decommissioning of the PGE Nuclear Facility and shall inform Purchaser promptly of any proposed material changes to the Decommissioning Plan. If Seller is prohibited by agreement with a third party from providing information to Purchaser, Seller shall use reasonable efforts (including taking into account Purchaser's willingness to execute appropriate confidentiality agreements) to obtain the consent of such third party to the release of such information. In addition, upon reasonable notice, Seller shall allow access by two individuals, designated by Purchaser, to all portions of the PGE Nuclear Facility, affording those Persons the same degree of access to facilities and information to the same extent afforded the Vice President of Nuclear and Thermal Operations. Access by the individuals selected by Purchaser shall be pursuant to existing procedures for access to the PGE Nuclear Facility, including any completion of documentation, security clearance and training normally required of PGE nuclear personnel.

     Section 5.14 Discharge of Liabilities. Seller shall not permit PGE, PGH II
     -------------------------------------
and each of PGE's and PGH II's subsidiaries to pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities (i) reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in PGE SEC Reports or the most recent balance sheet included in the PGH II Financials, as the case may be, or (ii) incurred after the date of such financial statements in the ordinary course of business consistent with past practice.

     Section 5.15 Contracts. Except as otherwise expressly permitted by this
     ----------------------
Agreement, required by Law or Regulation or in the ordinary course of business consistent with past practice, Seller shall not permit PGE, PGH II and each of PGE's and PGH II's subsidiaries to (i) modify, amend, terminate or fail to use commercially reasonable efforts to renew any material contract to which PGE, PGH II or any of PGE's or PGH II's subsidiaries is a party or waive, release or assign any material rights or claims to such a contract or (ii) to enter into any new material contracts.

     Section 5.16 Certain Actions. Seller will not permit PGE, PGH II or any of
     ----------------------------
their respective subsidiaries to adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, except for mergers or consolidations between wholly-owned subsidiaries of PGE or PGH II, respectively, and except for dissolutions contemplated by Section 3.2 of the Seller Disclosure Schedule.

     Section 5.17 Non-Solicitation. Seller agrees that, during the period
     -----------------------------
beginning on the date hereof and ending one year after the Closing Date, neither it nor any of its subsidiaries (excluding PGE, PGH II and their respective subsidiaries) will, directly or indirectly, solicit for employment or attempt to hire or hire for employment any Person identified in Section 5.17 of the Seller Disclosure Schedule; provided, however, that the restrictions in this Section
5.17 shall not be applicable to any Person that is terminated without cause by PGE, PGH II or any of their respective subsidiaries after the Closing Date; and, provided, further, that general advertising of employment opportunities and posting of employment opportunities on Seller's internal employee bulletin board shall be permitted hereunder and such activities shall be deemed not to violate the non-solicitation or attempt to hire provisions of this Section 5.17.

     Section 5.18 Accounting Matters. Seller shall not permit PGE, PGH II or any
     -------------------------------
of their respective subsidiaries to make any material changes in any of their accounting methods, policies or procedures, including in calculating net income, except as required by Law, Regulation or GAAP. In addition, neither Seller, PGE, PGH II nor any of their respective subsidiaries will seek any Regulations or rulings from any Governmental Authority regarding accounting methods, policies or procedures of PGE or its subsidiaries without the prior written consent of Purchaser.

                                   ARTICLE VI
                        CONDUCT OF BUSINESS OF NW NATURAL
                               PENDING THE CLOSING

     After the date hereof and prior to the Closing or earlier termination of this Agreement, NW Natural and Purchaser agree, except as expressly contemplated or permitted in this Agreement, or to the extent Seller shall otherwise consent in writing, which consent shall not be unreasonably withheld, as follows:

     Section 6.1 Ordinary Course of Business. NW Natural and each of its
     ---------------------------------------
subsidiaries shall carry on their businesses in all material respects in the usual, regular and ordinary course, consistent with past practice, and shall use all reasonable efforts to (i) preserve intact its present business organizations and goodwill, and preserve the goodwill and relationships with customers, suppliers and others having business dealings with it, (ii) subject to prudent management of workforce needs, keep available the services of its present officers and employees as a group, (iii) maintain and keep its material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice, and (iv) comply with all applicable Laws, Regulations and Orders of Governmental Authorities and Courts, except for any violations under clauses (i) through (iv) that, in the aggregate, would not have a NW Natural Material Adverse Effect. Purchaser will not conduct business or operations other than in connection with the transactions contemplated hereby and in the NW Natural Merger Agreement.

     Section 6.2 Dividends and Repurchases. Neither NW Natural nor Purchaser
     -------------------------------------
shall: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock other than (A) dividends by a direct or indirect wholly-owned subsidiary of NW Natural or Purchaser to NW Natural or Purchaser or to another direct or indirect wholly-owned subsidiary of NW Natural or Purchaser, (B) dividends by a less than a wholly-owned subsidiary of NW Natural or Purchaser consistent with past practice, (C) dividends on NW Natural Preferred Stock and NW Natural Preference Stock, (D) dividends on the NW Natural Common Stock payable at approximately the same times as paid during the year ended December 31, 2000 and in amounts per share not to exceed those paid on the NW Natural Common Stock during the most recently completed fiscal quarter for which a dividend has been declared except for increases to the dividend as may be approved by the Board of Directors of NW Natural in the ordinary course and consistent with past practice of dividend increases provided that such increases are not inconsistent with the Debt Financing and cannot reasonably be expected to delay the obtaining of, or increase the risk of not obtaining, the NW Natural Required Regulatory Approvals, (ii) except as expressly contemplated by this Agreement pursuant to the NW Natural Merger, split, combine or reclassify NW Natural's capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of NW Natural's capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of NW Natural's capital stock or the capital stock of any subsidiary of NW Natural other than intercompany acquisitions of capital stock and redemptions of NW Natural Preferred Stock and NW Natural Preference Stock as required by their respective terms.

     Section 6.3 Issuance of Securities. Except as disclosed in Section 6.3 of
     ----------------------------------
the NW Natural Disclosure Schedule, or as expressly contemplated by this Agreement pursuant to the NW Natural Merger, NW Natural and Purchaser shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock that ranks prior to or on parity with the Preferred Shares or any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any shares of such capital stock.

     Section 6.4 Charter Documents. Except as expressly contemplated by this
     -----------------------------
Agreement, neither NW Natural nor Purchaser shall amend or propose to amend its articles of incorporation or by-laws in any way that would adversely affect the consummation of the transactions contemplated by this Agreement.

     Section 6.5 Indebtedness. NW Natural and Purchasers shall not and shall not
     ------------------------
permit any of their subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including the issuance of debt securities or warrants or rights to acquire debt) that would be significantly inconsistent with the Debt Financing or cause a condition to borrowing under the Financing Commitment not to be satisfied.

     Section 6.6 Compensation, Benefits. Except as disclosed in Section 6.6 of
     ----------------------------------
the NW Natural Disclosure Schedule, NW Natural shall not and shall not permit any of its subsidiaries to, (a) enter into, adopt, amend or renew (except as may be required by applicable Law), accept assignment of or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by NW Natural or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of NW Natural or any of its subsidiaries, except (i) pursuant to binding legal commitments and
(ii) other than with respect to executive officers of NW Natural for whom this clause (ii) shall not apply, for normal (including incentive) increases, extensions, expansions, enhancements, amendments or adoptions, renewals or assignments in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to NW Natural and its subsidiaries taken as a whole or (b) enter into, amend, accept assignment of or renew any employment, severance, special pay arrangement with respect to termination of employment or other similar contract, agreement or arrangement with any director or officer of NW Natural or any of its subsidiaries except, other than with respect to executive officers of NW Natural for whom this exception shall not apply, in the ordinary course of business consistent with past practice.

     Section 6.7 Cooperation, Notification. NW Natural shall: (a) confer on a
     -------------------------------------
regular and frequent basis with one or more representatives of Seller to discuss the general status of NW Natural's ongoing operations; (b) promptly notify Seller of any significant changes in NW Natural's business, properties, financial condition or results of operations; and (c) advise Seller of any change or event that has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, a NW Natural Material Adverse Effect.

     Section 6.8 Insurance. NW Natural shall and shall cause its subsidiaries to
     ---------------------
maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

     Section 6.9 Permits. NW Natural shall and shall cause its subsidiaries to
     -------------------
use commercially reasonable efforts to maintain in effect all existing Permits pursuant to which NW Natural or any of its subsidiaries operate.

     Section 6.10 Discharge of Liabilities. NW Natural shall not and shall not
     -------------------------------------
permit its subsidiaries to pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities (i) reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in NW Natural SEC Reports, or (ii) incurred after the date of such financial statements in the ordinary course of business consistent with past practice.

     Section 6.11 Contracts. Except as otherwise expressly permitted by this
     ----------------------
Agreement, required by Law or Regulation or in the ordinary course of business consistent with past practice, NW Natural shall not and shall not permit its subsidiaries to (i) modify, amend, terminate or fail to use commercially reasonable efforts to renew any material contract to which NW Natural or any of its subsidiaries is a party or waive, release or assign any material rights or claims to such a contract or (ii) to enter into any new material contracts. For purposes of this Section 6.11, prevailing market conditions and regulatory policies will be taken into account when considering whether a contract (including contracts relating to gas transportation, purchase, sale or storage) is entered into, modified, amended, terminated or not renewed in the ordinary course of business irrespective of whether such actions are consistent with past practice.

     Section 6.12 Certain Actions. Except as expressly contemplated by the NW
     ----------------------------
Natural Merger Agreement, NW Natural will not and will not permit its subsidiaries to adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, except for mergers or consolidations between wholly-owned subsidiaries of NW Natural.

     Section 6.13 Accounting Matters. NW Natural shall not and shall not permit
     -------------------------------
its subsidiaries to make any material changes in any of their accounting methods, policies or procedures, including in calculating net income, except as required by Law, Regulation or GAAP. In addition, neither NW Natural nor any of its subsidiaries will seek any Regulations or rulings from any Governmental Authority regarding accounting methods, policies or procedures of NW Natural or its subsidiaries without the prior written consent of Seller.

                                  ARTICLE VII
                              ADDITIONAL AGREEMENTS

     Section 7.1 Access to Information. Seller shall cause PGE, PGH II and each
     ---------------------------------
of PGE's and PGH II's respective subsidiaries to afford to the NW Natural Representatives, and NW Natural shall and shall cause each of its subsidiaries to afford to the Seller Representatives, in each case, reasonable access, during normal business hours throughout the period prior to the Closing Date, to all of their properties, books, contracts, personnel, commitments and records; provided, however, that (A) any such access shall not interfere unreasonably with the operation of the business of PGE, PGH II nor any of their respective subsidiaries or of NW Natural or any of its subsidiaries, (B) neither PGE, PGH II or any of their respective subsidiaries nor NW Natural or any of its subsidiaries shall be required to take any action that would constitute a waiver of the attorney-client privilege and (C) neither PGE, PGH II nor any of their respective subsidiaries shall be required to supply Purchaser with any information that PGE, PGH II or any of their respective subsidiaries is under a legal obligation not to supply and neither NW Natural nor any of its subsidiaries shall be required to supply Seller with any information that NW Natural or any of its subsidiaries is under a legal obligation not to supply. During such period, Seller, on the one hand, and NW Natural, on the other hand, shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it or any of its subsidiaries with or from the FERC, the NRC, the Department of Justice, the Federal Trade Commission, the SEC, the OPUC, the WUTC or any other Governmental Authority with respect to the transactions contemplated hereby and (ii) all information concerning themselves, their subsidiaries, directors and officers and such matters as may be reasonably requested by the other in connection with any filings, applications or approvals required to be made or obtained from any Governmental Authority, Court or third party in connection with the performance by such Party of its obligations under this Agreement. All documents and information furnished pursuant to this Section
7.1 shall be subject to the Confidentiality Agreements; provided, however, that Seller shall be entitled to disclose any such documents and information to a potential Designated Transferee and its Representatives in connection with a proposed issuance of Securities to such potential Designated Transferee pursuant to Section 1.2 but such Designated Transferee or potential Designated Transferee and its Representatives shall keep such information confidential on the same terms as are applicable to confidential information provided to Seller hereunder.

     Section 7.2 Regulatory Matters.
     -------------------------------

     (a) HSR. As promptly as practicable but in any event not later than 120
         ---
days after the date of this Agreement, Seller and Purchaser and, if required, NW Natural shall each file with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the HSR Act and the Regulations promulgated thereunder with respect to the transactions contemplated hereby. The Parties shall consult with each other as to the appropriate time of filing such notifications and shall use their best efforts to make such filings at the agreed upon time, to respond promptly to any requests for additional information made by either of such agencies and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing.

     (b) Other Approvals. Seller, NW Natural and Purchaser shall cooperate with
         ---------------
each other (i) promptly (but in any event not later than 75 days after the date of this Agreement with respect to filings with the OPUC, the WUTC, the SEC and the FERC) to prepare and to file all necessary documentation, (ii) to effect all necessary applications, notices, petitions and filings and to execute all agreements and documents, (iii) to use their respective best efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and (iv) to use their respective best efforts to obtain all necessary permits, consents, approvals and authorizations of all other parties, in the case of each of the foregoing clauses, necessary or advisable to consummate the transactions contemplated by this Agreement (including the Seller Required Statutory Approvals and the NW Natural Required Statutory Approvals) or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which PGE, PGH II, NW Natural or Purchaser or any of their respective subsidiaries is a party or by which any of them is bound. Neither Seller, on one hand, nor NW Natural and Purchaser, on the other, shall be deemed to have breached clause (i) of the immediately preceding sentence if any delay beyond 75 days is caused by any Person other than such party or parties and their legal counsel, but, notwithstanding any such delay, Seller, NW Natural and Purchaser shall use their best efforts to effect such filings promptly thereafter. Each of Seller and NW Natural shall have the right to review in advance all filings to be made by the other Party with any Governmental Authority in connection with the transactions contemplated hereby, and each Party will make its respective Representatives available to the other Party to discuss any questions or issues raised with respect to such filings for a reasonable period prior to making such filings.

     (c) No-Action Letter. Seller agrees to prepare and file with the SEC a
         ----------------
request for the issuance by the SEC of a "no action" letter (the "No-Action Letter"). The No-Action Letter shall be to the effect that, based on the transactions and relationships contemplated by this Agreement, including the issuance by the Purchaser of the Securities as provided in Article I, and the Securityholders' Agreement, the SEC will not take any action to assert that Seller, Enron NW Assets or any Designated Transferee will, upon consummation of the transactions contemplated by this Agreement, become a "holding company" for purposes of PUHCA or an "affiliate" of Purchaser or any "subsidiary" of Purchaser (including PGE and NW Natural) for purposes of PUHCA.

     Section 7.3 Cooperation; Best Efforts. Subject to the terms and conditions
     -------------------------------------
of this Agreement, each of the Parties hereto shall use its best efforts to take or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable in accordance with applicable Laws and Regulations to consummate and make effective the transactions contemplated by this Agreement and to permit Purchaser to obtain the Debt Financing, including using such Person's best efforts to ensure satisfaction of the conditions precedent to the obligations of the Parties to this Agreement and the conditions precedent to effectuation of the Debt Financing contemplated by the Financing Commitment and the documentation required thereby. None of the Parties hereto shall, without the prior written consent of the other Party, take or fail to take, or cause any of their respective Subsidiaries to take or fail to take, any action or enter into any transaction, including any merger, acquisition, joint venture, disposition, lease, contract or financing, that (i) would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement, including the Debt Financing, (ii) would be inconsistent with the Debt Financing or cause a condition precedent to effectuation of the Debt Financing contemplated by the Financing Commitment and the documentation required thereby not to be satisfied, (iii) would reasonably be expected to delay the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, significantly increase the risk of any Governmental Authority entering an Order prohibiting the consummation of the transactions contemplated hereby or significantly increase the risk of not being able to remove any such Order on appeal or otherwise or (iv) would result in Purchaser failing to qualify for an exemption from registration under Section 3(a)(1) of PUHCA.

     Section 7.4 Public Announcements. Seller, NW Natural and Purchaser shall
     --------------------------------
cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and, subject to each Party's disclosure obligations imposed by Law or any applicable national securities exchange, (a) shall consult with each other with respect to any public announcements or statements and (b) shall not issue any public announcement or statement with respect to the transactions contemplated by this Agreement that is inconsistent with any public announcement or statement previously made by either Party without the consent of the other Party.

     Section 7.5 Employee Benefit Plans.
     -----------------------------------

     (a) PGH Sponsorship. Prior to Closing, Seller shall have caused sponsorship
         ---------------
of the Portland General Holdings, Inc. Pension Plan and Portland General Holdings, Inc. Voluntary Employees' Beneficiary Association and any related trusts or other funding vehicles to be transferred to and assumed by PGH II and PGE; PGH shall thereupon cease to be a sponsor of such plans. From and after Closing, Seller and Seller's affiliates and subsidiaries (including PGH) shall have no rights, duties, responsibilities or liabilities with respect to the Portland General Holdings, Inc. Pension Plan and Portland General Holdings, Inc. Voluntary Employees' Beneficiary Association or any related trusts or other funding vehicles, and Purchaser agrees that, pursuant to their assumption of sponsorship of such plans, PGH II and PGE shall assume all rights, duties, responsibilities and liabilities with respect to such plans, and any related trusts or other funding vehicles.

     (b) Enron Savings Plan. The account balances (both vested and unvested)
         ------------------
under the Enron Corp. Savings Plan of the PGE Employees and of any other individuals whose accounts were transferred into the Enron Corp. Savings Plan pursuant to the merger into such plan of the Portland General Holdings, Inc. Retirement Savings Plan shall be transferred to a qualified defined contribution plan of the Purchaser as soon as practicable after Closing following receipt from the IRS of confirmation that such transfer will not adversely affect the qualified status under applicable provisions of the Code of the Enron Corp. Savings Plan. Such transfer shall be in cash except that any outstanding participant loans shall be transferred in kind.

     (c) Enron ESOP. The account balances under the Enron Corp. Employee Stock
         ----------
Ownership Plan of the PGE Employees shall be distributed to them in lump sum payments in cash or in kind as soon as practicable after Closing after receipt by Seller from the IRS of confirmation that effecting such distributions will not adversely affect the qualified status of such plan under applicable provisions of the Code.

     (d) Enron Medical and Dental Plans. After Closing, the Enron Corp. Medical
         ------------------------------
Plan for Active Employees, the Enron Corp. Medical Plan for Inactive Participants, the Enron Corp. Dental Plan for Active Employees and the Enron Corp. Dental Plan for Inactive Participants shall thereafter be liable for and only for the payment of claims incurred prior to Closing by the PGE Employees and the PGE Former Employees who were covered by such plans prior to Closing.

     (e) Enron Flexible Benefit Plan. From and after Closing, the PGE Employees
         ---------------------------
shall no longer be permitted to make pre-tax contributions under the Enron Corp. Flexible Benefit Plan but they shall be permitted to submit claims against their medical reimbursement and dependent care flexible spending accounts under such plan through the remainder of the calendar year including Closing but not for any amounts in excess of the Closing date balances of such accounts.

     (f) Comparable Benefits. For a period of not less than two years following
         -------------------
the Closing Date, Purchaser shall provide or shall cause PGH II and PGE and their subsidiaries to provide the PGE Employees and the PGE Former Employees with employee benefits that are not materially less favorable in the aggregate than those provided either (a) immediately prior to Closing to such individuals under the Benefit Plans disclosed in Section 3.9(a) of the Seller's Disclosure Schedule or (b) to similarly situated employees of NW Natural and its subsidiaries; provided, however, that the foregoing shall not require the continued maintenance of or prevent the amendment or termination of any particular benefit plan except that during such two year period Purchaser shall provide or cause PGH II and PGE to provide severance benefits for the PGE Employees in amounts and upon terms and conditions that are no less favorable than those that were in effect under the Portland General Holdings, Inc. Involuntary Severance Plan as in effect on September 5, 1997 and the Portland General Holdings, Inc. Outplacement Assistance Plan as in effect on September 5, 1997, and provided, further, that Purchaser's right to negotiate successor collective bargaining agreements shall not be limited by this subsection (f) of this Section 7.5.

     (g) Prior Service. Each PGE Employee and PGE Former Employee shall be given
         -------------
credit for all purposes under the Replacement Plans for all service prior to the

Closing with Seller and its affiliates and subsidiaries (including, specifically, service with PGH, PGH II, PGE and their affiliates and subsidiaries prior to their acquisition by Seller), to the extent such credit was given under the Benefit Plans disclosed in Section 3.9(a) of the Seller's Disclosure Schedule.

     (h) Preexisting Conditions. No preexisting condition exclusion or
         ----------------------
limitation that was inapplicable under the applicable Benefit Plan immediately prior to Closing shall be applicable with respect to the participation of any PGE Employee or PGE Former Employee in any Replacement Plan that is a medical benefit plan, but (i) the medical expenses incurred by a PGE Employee or PGE Former Employee (or their spouses and dependents) during the portion of the year prior to Closing shall be counted for purposes of the annual deductible of any such medical benefit plan to the extent such expenses were similarly counted under the applicable Benefit Plan prior to the Closing and (ii) the medical expenses paid by a Benefit Plan of Seller and its affiliates and subsidiaries that is a medical plan during the year in which Closing occurs for any PGE Employee or PGE Former Employee (and their spouses or dependents) shall be counted for purposes of any annual limits of such medical benefit plan.

     (i) Executive and Director Plans. As promptly as reasonably practicable
          ---------------------------
after the date hereof, Purchaser and Seller will use all commercially reasonable efforts to negotiate in good faith, execute and implement an agreement (the "Plans and Trusts Agreement") regarding the Portland General Holdings, Inc. Umbrella Trust for Outside Directors and the Portland General Holdings, Inc. Umbrella Trust for Management (the "Trusts") and the assets held thereunder and the Portland General Holdings, Inc. Management Deferred Compensation Plan, the Portland General Holdings, Inc. Outside Directors' Deferred Compensation Plan, the Portland General Holdings, Inc. Supplemental Executive Retirement Plan, the Portland General Holdings, Inc. Retirement Plan for Outside Directors, the Portland General Holdings, Inc. Senior Officers' Life Insurance Benefit Plan and the Portland General Holdings, Inc. Outside Directors' Life Insurance Benefit Plan (the "Plans") and the obligations becoming payable thereunder. Pursuant to the terms of the Plans and Trusts Agreement, PGE and Seller shall undertake and consummate one or more transactions (collectively, the "TOLI Transaction") prior to Closing, that will have substantially the same economic effect to Seller and PGE as if, simultaneously prior to Closing, without adjustment to the PGE Purchase Price or the PGH Purchase Price: (i) PGE had distributed to Seller the life insurance policies and other assets ("Policies") in the Trusts that are earmarked for PGE's liability under the Plans in a manner such that the entire amount of proceeds from the Policies shall be free from federal income tax to the Seller, and distributed an amount of cash equal to the deferred tax benefit (the "Deferred Tax Benefit") of the aggregate amount of the liabilities of the Plans, such liabilities to be determined on a basis mutually acceptable to Seller and Purchaser (the "Deferred Compensation Liability"); and (ii) Seller had assumed, and was able to fully deduct for federal income tax purposes, the Deferred Compensation Liability. The TOLI Transaction may consist of sales for cash or notes, dividends, transfers, purchase price adjustments, or other means or any combination of the foregoing (along with any necessary and advisable amendments to the Trust agreements and any other ancillary agreements), Seller and Purchaser agree to use all commercially reasonable efforts to agree on a general structure for the TOLI Transaction not later than ninety (90) days after the date hereof. The Parties shall use their best efforts to cause the TOLI Transaction to be consummated in a manner such that PGE will not thereafter realize any further economic impact related to the Plans, and Enron Corp. will thereafter be responsible for and realize or incur all further economic benefit or detriment related to the Plans; provided that the Parties will negotiate in good faith to minimize transaction costs of the TOLI Transaction (including, without limitation Taxes). Seller shall produce adequate security for Seller's obligations in connection with the TOLI Transaction (including a pledge of the Policies) (based upon annual valuations of the Deferred Compensation Liability by a mutually acceptable third party), and shall be otherwise protected against the bankruptcy of Seller or any affiliate thereof. The TOLI Transaction shall include such other terms and provisions, agreements and commitments not inconsistent with the foregoing as may be mutually agreeable to Seller and Purchaser, and shall assure to Purchaser's reasonable satisfaction that there are no adverse tax consequences to the participants in the Plans

     Section 7.6 Expenses. Subject to Section 5.2 and Section 7.1, (a) all costs
     --------------------
and expenses incurred by or on behalf of Seller, Enron NW Assets, PGE, PGH II or any Designated Transferee in connection with this Agreement and the transactions contemplated hereby shall be paid by Seller or Enron NW Assets, and (b) all costs and expenses incurred by or on behalf of Purchaser or NW Natural in connection with this Agreement and the transactions contemplated hereby shall be paid by Purchaser or NW Natural.

     Section 7.7 No Breach, Etc. No Party shall, nor shall any Party permit any
     --------------------------
of its subsidiaries to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

     Section 7.8 Directors' and Officers' Indemnification.
     -----------------------------------------------------

     (a) Survival of Indemnification. To the fullest extent not prohibited by
         ---------------------------
Law, from and after the Closing Date, all rights to indemnification now existing in favor of the employees, agents, directors or officers of PGE, PGH II and their respective subsidiaries with respect to their activities as such prior to or on the Closing Date, as provided in their respective articles of incorporation, bylaws, other organizational documents or indemnification agreements in effect on the date of such activities or otherwise in effect on the date hereof, shall survive the Closing and shall continue in full force and effect for a period of not less than six years from the Closing Date, provided, however, that, if any claim or claims are asserted or made within such six year period, all such rights to indemnification in respect of any claim or claims shall continue until final disposition of such claim or claims.

     (b) Successors. If Purchaser, PGE, PGH II or any of their respective
         ----------
successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provision shall be made so that the successors and assigns of Purchaser, PGE or PGH II, as the case may be, shall assume the obligations set forth in this
Section 7.8.

     Section 7.9 Insurance. Purchaser shall cause to be put in place as of the
     ---------------------
Closing Date insurance policies covering PGE and PGH II and their respective subsidiaries to the extent such entities are included in Seller's policies as of such date. Purchaser shall cause all surety bonds and letters of credit that Seller or its affiliates (other than PGE, PGH II and their respective subsidiaries) have entered into or provided on behalf of PGE, PGH II or their respective subsidiaries and that remain outstanding on the Closing Date to be replaced as of the Closing Date with no further obligation to Seller or such affiliates. A list of the types of insurance coverage provided by Seller for PGE and PGH II and their respective subsidiaries and the surety bonds and letters of credit entered into or provided on their behalf, in each case as of the date hereof, is set forth in Section 7.9 of the Seller Disclosure Schedule. From and after the Closing, Purchaser shall assume, and indemnify and hold Seller harmless for, all of Seller's obligations under the Guaranty Agreements and on or prior to the Closing shall execute and delver to the beneficiary of the Guaranty Agreements a replacement guaranty effective as of the Closing in a form substantially identical to the applicable Guaranty Agreement.

     Section 7.10 Corporate Name. Neither NW Natural nor Purchaser shall
     ---------------------------
acquire, nor shall PGE, PGH II or any of PGE's or PGH II's subsidiaries retain, any rights to the name "Enron" (or any derivation therefrom) or any trademark, trade name or symbol related thereto. As soon as reasonably practicable after the Closing (and in any event, within 60 days after the Closing Date) Purchaser will cause PGE, PGH II and each of their respective subsidiaries to remove the "Enron" name (and all derivations therefrom), and all trademarks, trade names and symbols related thereto from the properties and assets of PGE, PGH II and each of their respective subsidiaries (including changing all signage relating thereto). In addition, within 10 Business Days of the Closing Date, Purchaser will change all of the legal names of the subsidiaries of PGE and PGH II to delete from the name thereof the word "Enron."

     Section 7.11 Related Party Contracts. Except as set forth on Section 7.11
     ------------------------------------
of the Seller Disclosure Schedule, Seller shall cause all of the Related Party Contracts, including those entered into after the date of this Agreement, to be terminated prior to the Closing.

     Section 7.12 Tax Matters.
     -------------------------

     (a) Consolidated Returns. Seller shall cause to be included in the
         --------------------
consolidated federal income Tax Returns (and in the state income Tax Returns of any state in which consolidated, combined or unitary income Tax Returns are filed) of the affiliated group of corporations of which Seller is the common parent (the "Seller Group") for any period beginning on or after the date on which PGE was first included in the consolidated federal income Tax Return of the Seller Group (the "Beginning Tax Date") and ending on or before the last date, respectively, on which PGE and its subsidiaries or PGH II and its subsidiaries, whichever is relevant, are included in the consolidated federal income Tax Return of the Seller Group (each, an "Ending Tax Date"), all items of income, gain, loss, deduction and credit and other tax items ("Tax Items") of PGE, PGH II and their respective subsidiaries that are required to be included therein (taking into account the provisions of Treas. Reg. ss.1.1502-76(b)(1)(ii)(B)), and shall cause such Tax Returns to be timely filed with the appropriate taxing authorities, and shall be responsible for the timely payment (and entitled to any refund or credit) of all Taxes (except for Taxes resulting from any transaction not in the ordinary course of business occurring on the Closing Date after the Closing) due with respect to the periods covered by such Tax Returns. If requested by Seller on or before the Closing Date, within 90 days after the Closing Date, Purchaser shall cause to be prepared and delivered to Seller, for Seller's review and approval, pro forma Tax Returns which include the Tax Items of PGE, PGH II and their respective subsidiaries for the period ending on the relevant Ending Tax Date that are required to be included in Tax Returns to be filed by Seller pursuant to this subsection (a) of this Section 7.12.

     (b) Separate Returns. With respect to any Tax Return covering a taxable
         ----------------
period ending on or before the Closing Date that is required to be filed after the Closing Date with respect to any of PGE, PGH II and their respective subsidiaries and that is not described in subsection (a) of this Section 7.12, Purchaser shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein, and shall cause such Tax Return to be filed timely with the appropriate taxing authority. Seller shall provide Purchaser with the information necessary to prepare all such Tax Returns. Purchaser shall deliver a copy of each such Tax Return to Seller at least 30 days prior to the due date for the filing of each such Tax Return to permit Seller to review and comment on each such Tax Return prior to filing and shall make such revisions as are reasonably requested by Seller. Seller shall pay to Purchaser, at least five days prior to the due date for any such Tax Return, all amounts (except for Taxes resulting from any transaction not in the ordinary course of business occurring on the Closing Date after the Closing) that are shown as due on such Tax Return reduced by the amount of Taxes expensed in determining Consolidated Net Income for purposes of subsection (b) of Section 5.2, and Purchaser shall pay the amount shown as due on such Tax Return and remit such amounts to the appropriate taxing authorities. Seller shall be entitled to any refund for Taxes for any period covered by any such Tax Return.

     (c) Straddle Returns. With respect to any Tax Return covering a taxable
         ----------------
period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date (a "Straddle Period Return")
                                                        ----------------------
with respect to any of PGE, PGH II and their respective subsidiaries, Purchaser shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein and shall furnish a copy of such Tax Return to Seller. Seller shall pay to Purchaser at least five days prior to the due date for the filing of any Straddle Period Return an amount equal to the portion of the Taxes shown on such return that relates to the portion of such taxable period ending on the Closing Date (a "Pre-Closing Straddle Period") reduced by the amount of Taxes expensed in determining Consolidated Net Income for purposes of subsection (b) of Section 5.2. For purposes of this subsection (c) of this Section 7.12, in the case of any Taxes that are imposed on a periodic basis and are payable with respect to a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax that relates to the portion of such taxable period ending on the Closing Date shall (1) in the case of any Taxes other than Taxes based upon or related to income, receipts, sales or payroll, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (2) in the case of any Tax based upon or related to income, receipts, sales or payroll, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date.

     (d) Consistency. Any Tax Return to be prepared pursuant to the provisions
         -----------
of subsection (b) or (c) of this Section 7.12 shall be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except for changes required by changes in law or fact.

     (e) Access to Tax Records. Seller shall grant to Purchaser (or its
         ---------------------
designees) access at all reasonable times to all of the information, books and records relating to PGE, PGH II and their respective subsidiaries within the possession of Seller or any member of the Seller Group (including workpapers and correspondence with taxing authorities), and shall afford Purchaser (or its designees) the right (at Purchaser's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Purchaser (or its designees) to prepare Tax Returns and to conduct negotiations with taxing authorities. Purchaser shall grant or cause PGE, PGH II and their respective subsidiaries to grant to Seller (or its designees) access at all reasonable times to all of the information, books and records relating to PGE, PGH II and their respective subsidiaries within the possession of Purchaser, PGE, PGH II or their respective subsidiaries (including workpapers and correspondence with taxing authorities), and shall afford Seller (or its designees) the right (at Seller's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Seller (or its designees) to prepare Tax Returns and to conduct negotiations with taxing authorities.

     (f) Transfer Taxes. Purchaser shall be responsible for the payment of all
         --------------
state and local transfer, sales, use or other similar Taxes resulting from the transactions contemplated by this Agreement.

     (g) No Section 338 Election. No election shall be made under section 338 of
         -----------------------
the Code or the corresponding provisions of any state Tax law with respect to the purchase of the PGE Shares or the PGH II Shares.

     (h) Indemnification for Taxes. From and after the Closing Date, Seller
         -------------------------
shall protect, defend, indemnify and hold harmless Purchaser, PGE, PGH II and their respective subsidiaries from any and all Taxes imposed on PGE, PGH II or any of their respective subsidiaries (i) for any taxable period ending on or before the Closing Date (except for Taxes resulting from any transaction not in the ordinary course of business occurring on the Closing Date after the Closing), (ii) with respect to any Pre-Closing Straddle Period or (iii) resulting by reason of the several liability of PGE, PGH II or any of their respective subsidiaries for Taxes pursuant to Treas. Reg. ss.1.1502-6 or any analogous state, local or foreign law or regulation for periods beginning on or after the Beginning Tax Date and ending on or before the Ending Tax Date; provided, however, that Seller's liability under this paragraph shall be reduced with respect to any item to the extent of the amount for which such item was specifically identified and reserved in the financial statements referred to in
Section 3.5 and not taken into account in computing any Tax Sharing Payment and by the amount of Taxes expensed in determining Consolidated Net Income for purposes of subsection (b) of Section 5.2. Purchaser shall protect, defend, indemnify and hold harmless Seller and each member of the Seller Group from any and all other Taxes imposed on PGE, PGH II or any of their respective subsidiaries.

     (i) Tax Proceedings. In the case of any audit, examination or other
         ---------------
proceeding ("Proceeding") with respect to Taxes for which Seller would be liable pursuant to this Agreement, Purchaser shall promptly inform Seller, and shall afford Seller, at its expense, the opportunity to control the conduct of such Proceedings. Seller shall have the right to initiate any claim for refund, file any amended Tax Return or take any other action that it deems appropriate with respect to such Taxes to the extent that such action does not adversely affect Purchaser or PGE, PGH II or the respective subsidiaries of PGE and PGH II for any taxable year beginning after the Closing Date. Any Proceeding with respect to Taxes for a period which includes but does not end on the Closing Date shall be controlled jointly by Seller and Purchaser.

     (j) Tax Sharing Agreements. All tax sharing agreements with respect to or
         ----------------------
involving PGE, PGH II and their respective subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, PGE, PGH II and their subsidiaries shall not be bound thereby or have any liability thereunder.

     (k) Stock Option Chargeback. Notwithstanding anything to the contrary in
         -----------------------
this Agreement and without reduction of any other amounts payable under this Agreement, PGE shall annually pay Seller an amount equal to the federal tax benefit of any tax deduction of PGE attributable to the exercise of Seller stock options granted for services rendered to PGE. PGE shall pay any amount payable pursuant to this subsection (k) of this Section 7.12 within 30 days of the date that PGE, or the consolidated group of which PGE is a member, files the federal income tax return reflecting deductions corresponding to such amount. PGE and Enron shall enter into an agreement to give effect to this Section 7.12(k) and, notwithstanding anything contained in this Agreement to the contrary, the execution and delivery of such agreement shall not violate any other restriction contained in this Agreement.

     (l) Certain Matters Relating to Tax Benefits. If Seller is entitled to
         ----------------------------------------
receive a payment from Purchaser or PGE or to an adjustment of an amount otherwise payable for, or on account of, any Tax benefit pursuant to Section 7.12(k) or Section 7.18, and Purchaser or PGE, as applicable, makes such payment or adjustment in accordance with such applicable provision of this Agreement, and all or any portion of the Tax deduction giving rise to such payment is finally determined to be disallowed (or it is finally determined that PGE is required to recognize a corresponding item of income), then Seller shall pay to the party that made the payment or allowed the adjustment an amount in cash equal to the amount of the lost Tax benefit corresponding to the disallowed Tax deduction, together with interest thereon equal to the amount of interest, if any, that Purchaser or PGE, as applicable, is required to pay to the applicable Taxing authority by reason of the disallowance of the applicable Tax deduction or the recognition of a corresponding item of income, not later than ten (10) Business Days after the delivery to Seller by Purchaser or written notice of the final determination of the disallowance of all or any portion of such Tax deduction or the requirement that PGE recognize a corresponding item of income), which notice shall include a copy of the applicable final determination. Seller shall make such payment by wire transfer of immediately available funds to an account designated by Purchaser in writing. In the case of any Proceeding involving the proposed disallowance of a Tax deduction or proposed requirement that PGE recognize a corresponding item of income, Purchaser shall promptly inform Seller of such Proceeding, and shall afford Seller, at its expense, to participate in the conduct of the Proceeding, it being understood that Purchaser or PGE, as the case may be, shall retain control of the conduct of the Proceeding.

     (m) Section 351 Treatment. Seller acknowledges (but in no way represents,
         ---------------------
warrants, covenants or guarantees) that the transfer of the PGE Shares to Purchaser pursuant to this Agreement is occurring pursuant to a transaction qualifying for nonrecognition treatment under Code Section 351, and agrees to comply with all reporting requirements relating thereto and further agrees that it shall not take any position inconsistent with such intent.

     Section 7.13 Evidence of Financing Availability. If the Closing has not
     -----------------------------------------------
occurred on or before December 8, 2002, NW Natural and Purchaser will use their best efforts to obtain, and will provide Seller with a copy of, either an extension of the Financing Commitment or a new financing commitment that, in either case, provides for at least the same amount of financing as the Financing Commitment as originally issued, funding conditions no less favorable than those included in the Financing Commitment as originally issued and other terms and conditions the aggregate effect of which is not materially adverse to the Purchaser in comparison with those contained in the Financing Commitment as originally issued, which extension or new commitment shall include a termination date not earlier than the Extended Termination Date. Any new financing commitment shall be made by either or both of the lenders that are parties to the Financing Commitment as originally issued or another bona fide lender or lenders acceptable to Seller, which consent shall not be unreasonably withheld. Purchaser shall accept any such extended Financing Commitment or new Financing Commitment if the funding conditions and other terms and conditions contained therein are is not materially adverse to Purchaser in comparison with those contained in the Financing Commitment as originally issued. Once obtained, such extended or new Financing Commitment shall become the Financing Commitment hereunder.

     Section 7.14 Information Supplied. Seller, NW Natural and Purchaser each
     ---------------------------------
agrees, as to itself and its subsidiaries (as applicable), that none of the information supplied or to be supplied by it or its subsidiaries for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by Purchaser in connection with the issuance of shares of Common Stock in the NW Natural Merger (including the proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, at the date of mailing of the Prospectus/Proxy Statement to shareholders of NW Natural and at the time of the meeting of shareholders of NW Natural at which the NW Natural Shareholder Approval is sought, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the case of the latter two dates, in light of the circumstances under which they were made. Seller, NW Natural and Purchaser each agrees, as to itself and its subsidiaries (as applicable), that all information supplied or to be supplied by it or its subsidiaries (as applicable), for inclusion or incorporation by reference in the Registration Statement will comply as to form with the requirements of the Securities Act and the Exchange Act.

     Section 7.15 NW Natural Shareholders Meeting. NW Natural will take, in
     --------------------------------------------
accordance with applicable law and its articles of incorporation, and by-laws, all action necessary to convene a meeting of holders of NW Natural Common Stock as promptly as reasonably practicable after the date hereof to consider and vote upon the approval of the NW Natural Merger Agreement and the issuance of Securities pursuant to this Agreement. The Board of Directors of NW Natural shall recommend such approval and shall take all lawful action to solicit such approval.

     Section 7.16 Registration Statement.
     ------------------------------------

     (a) Registered Offering. NW Natural and Purchaser shall as soon as
         -------------------
practicable, following the date hereof (and in no event later than 60 days from the date hereof) prepare and file with the SEC the Prospectus/Proxy Statement and the Registration Statement. Neither NW Natural nor Purchaser shall be deemed to have breached the immediately preceding sentence if any delay beyond 60 days is caused by any Person other than NW Natural, Purchaser or their legal counsel, but, notwithstanding any such delay, NW Natural and Purchaser shall use their best efforts to effect such filing promptly thereafter. NW Natural and Purchaser shall use their best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and as soon as practicable thereafter mail the Prospectus/Proxy Statement to the shareholders of NW Natural, and, if necessary after the Prospectus/Proxy Statement is mailed, promptly circulate amended supplemental proxy material, and, if required, resolicit proxies. NW Natural and Purchaser shall also use their best efforts to obtain prior to the effective date of the Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the NW Natural Merger and to consummate the other transactions contemplated hereby and will pay all expenses incident thereto.

     (b) Comfort Letter. Seller will use its best efforts to cause to be
         --------------
delivered to Purchaser and its directors a letter of the independent auditors for PGE and its subsidiaries and PGH II, dated the date on which the Registration Statement shall become effective, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     (c) Information Furnished. Subject to applicable laws and the preservation
         ---------------------
of any applicable attorney-client privilege, Seller and NW Natural each shall, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement and the Registration Statement.

     (d) Other Disclosure Documents. Seller agrees as to itself and its
         --------------------------
subsidiaries to provide such information and to cooperate with Purchaser and NW Natural with respect to other disclosure documents, including registration statements (and the prospectuses included in such registration statements) filed with the SEC with respect to securities of Purchaser (including shares of Common Stock and debt securities of Purchaser) to be issued and sold after the Closing on the terms set forth in Section 7.14 and this Section 7.16 as if such provisions expressly referred to such additional disclosure documents and securities.

     Section 7.17 Rights Plan. NW Natural has amended its Stockholder Rights
     ------------------------
Plan to make it inapplicable to the transactions contemplated hereby and to provide that none of Seller, Enron NW Assets and any Designated Transferee will be deemed to be an Acquiring Person (as such term is defined therein) thereunder. NW Natural will keep such amendment in effect prior to Closing and will make the same provision in any rights plan adopted by Purchaser prior to Closing.

     Section 7.18 California Receivables. If any California Receivables are not
     -----------------------------------
collected in full on or prior to the first anniversary of the Closing Date and if Purchaser thereafter notifies Seller that such receivables have not been collected in full, then Seller shall cause to be paid to Purchaser, within 20 Business Days after such notification, an amount equal to the excess, if any, of
(a) the sum of (i) the unpaid amount of such California Receivables for sales in the year ended December 31, 2000 (the "2000 Receivables") less the aggregate reserve for the 2000 Receivables, if any, set forth on PGE' s consolidated balance sheet as of the Closing Date (the "PGE Closing Balance Sheet") used to determine "net income" pursuant to Section 5.2 but which shall not be less than the amount of such reserves specifically identified to the 2000 Receivables on the date hereof, less any reduction in Purchaser's Taxes as a result of the failure of such receivables to be paid, plus (ii) 10% of the unpaid amount of such California Receivables for sales from January 1, 2001 through February 6, 2001 (the "2001 Receivables") less 10% of the aggregate reserve for the 2001 Receivables, if any, set forth on the PGE Closing Balance Sheet but which shall not be less than the amount of such reserves specifically identified to the 2001 Receivables on the date hereof, less any reduction in Purchaser's Taxes as a result of the failure of such receivables to be paid, except that if less than 90% of the 2001 Receivables are recovered through the power cost adjustment in PGE's rates, then the "10%" percentage in this clause (ii) shall be deemed to be increased to a percentage equal to 100 minus the percentage of such 2001 Receivables that are so actually recovered, plus (iii) Carrying Costs and Litigation Costs over (b) $10,000,000. Promptly after receiving the payment required under this Section 7.18 with respect to any California Receivable or portion thereof, Purchaser shall assign its or any of its subsidiaries rights in such receivable to Seller and Purchaser shall thereafter cooperate with Seller in attempting to collect such receivable. For all periods prior to the first anniversary date of the Closing Date, Purchaser shall, and shall cause it subsidiaries to, use its best efforts to collect the 2000 Receivables and the 2001 Receivables in full.

                                  ARTICLE VIII
                                   CONDITIONS

     Section 8.1 Joint Conditions to Obligations of the Parties. The obligations
     ----------------------------------------------------------
of NW Natural and Purchaser, on the one hand, to purchase the Shares and to consummate the other transactions contemplated hereby, and the obligations of the Seller and Enron NW Assets, on the other, to sell the Shares and to consummate the other transactions contemplated hereby shall both be subject to the fulfillment on or prior to the Closing Date (or the mutually agreed waiver by all such Parties) of the following conditions:

     (a) No Injunction. No preliminary or permanent injunction or other order,
         -------------
judgment or decree by any federal or state court of competent jurisdiction that prevents the consummation of the sale of the Shares contemplated herein shall have been issued and remain in effect (each Party agreeing to use its best efforts to have any such injunction, order, judgment or decree lifted) and the sale of the Shares shall not have been prohibited under any applicable federal or state law or regulation.

     (b) NW Natural Shareholder Approval. The NW Natural Shareholder Approval
         -------------------------------
shall have been obtained.

     (c) Debt Financing. Those Persons providing the Debt Financing shall have
         --------------
advised Purchaser that they are unconditionally (save and except those conditions contemplated by the Financing Commitment and the documentation required thereby, all of which have been fulfilled or waived) ready, willing and able to deliver to Purchaser the Debt Financing; provided, however, the provisions of this subsection (c) of this Section 8.1 shall not constitute a condition to the obligations of the Parties hereto if a NW Natural Change of Control shall have occurred on or prior to the Closing.

     (d) No-Action Letter. Seller shall have received the No-Action Letter.
         ----------------

     (e) FELINE PRIDES Documents. Purchaser and Seller or any other Person to
         -----------------------
which Purchaser issues FELINE PRIDES at the Closing shall have executed and delivered definitive agreements relating to such FELINE PRIDES on the terms set forth in the Term Sheet attached to this Agreement as Exhibit E and otherwise on terms and conditions mutually satisfactory to such parties.

     Section 8.2 Conditions to Obligations of NW Natural and Purchaser. The
     -----------------------------------------------------------------
obligations of NW Natural and Purchaser to purchase the Shares and to consummate the other transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date (or the waiver by NW Natural and Purchaser) of the following conditions:

     (a) Statutory Approvals. All Seller Required Statutory Approvals and all NW
         -------------------
Natural Required Statutory Approvals shall have been made or obtained and become Final Orders, and such Final Orders shall not, in the aggregate, impose terms and conditions that would have a PGE Material Adverse Effect or a Combined Material Adverse Effect, except that in no event shall Purchaser be required to register as a "holding company" under PUHCA .

     (b) Performance of Obligations of Seller and Enron NW Assets. Each of
         --------------------------------------------------------
Seller and Enron NW Assets shall have performed and complied with, in all material respects, the covenants and agreements contained in this Agreement that are required to be performed and complied with by Seller and Enron NW Assets, as applicable, on or prior to the Closing Date.

     (c) Representations and Warranties. The representations and warranties of
         ------------------------------
each of Seller and Enron NW Assets set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except in each of clauses (i) and (ii) above for such failures of representations and warranties to be true and correct (without regard to any materiality qualifications contained therein) that, individually or in the aggregate, would not result in a PGE Material Adverse Effect.

     (d) Closing Certificate. Purchaser shall have received a certificate from
         -------------------
an authorized officer of the Seller, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in subsections (b) and (c) of this Section 8.2 have been satisfied.

     (e) No PGE Material Adverse Effect. Since the date of this Agreement, no
         ------------------------------
PGE Material Adverse Effect shall have occurred and be continuing.

     (f) PUHCA Registration. Purchaser shall not be required to register as a
         -------------------
"holding company" under the registration provisions of PUHCA and the Regulations of the SEC promulgated thereunder.

     (g) PGE Short-Term Debt. The aggregate amount of short-term indebtedness of
         -------------------
PGE and its Subsidiaries outstanding at the Closing shall not exceed $300 million.

     Section 8.3 Conditions to Obligations of Seller and Enron NW Assets. The
     -------------------------------------------------------------------
obligations of Seller and Enron NW Assets to sell the Shares and to consummate the other transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date (or the waiver by Seller and Enron NW Assets, as appropriate) of the following conditions:

     (a) Statutory Approvals. All NW Natural Required Statutory Approvals and
         -------------------
all Seller Required Statutory Approvals shall have been made or obtained and become Final Orders, and such Final Orders shall not impose any liability, loss, cost, expense, restriction, encumbrance or obligation on Seller or any of its subsidiaries or affiliates or impose terms or conditions that would have a Combined Material Adverse Effect.

     (b) Performance of Obligations of NW Natural and Purchaser. NW Natural and
         ------------------------------------------------------
Purchaser shall have performed and complied with, in all material respects, the covenants and agreements contained in this Agreement that are required to be performed and complied with by NW Natural and Purchaser on or prior to the Closing Date.

     (c) Representations and Warranties. The representations and warranties of
         ------------------------------
each of Purchaser and NW Natural set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except in each of clauses (i) and (ii) above for such failures of representations and warranties to be true and correct (without regard to any materiality qualifications contained therein) that, individually or in the aggregate, would not result in a NW Natural Material Adverse Effect.

     (d) Closing Certificate. Seller shall have received a certificate from an
         -------------------
authorized officer of NW Natural and Purchaser, dated the Closing Date, to the effect that, to the officer's Knowledge, the conditions set forth in subsections
(b) and (c) of this Section 8.3 have been satisfied.

     (e) No Material Adverse Effect. Since the date of this Agreement, no event
         --------------------------
shall have occurred and be continuing that constitutes a Combined Material Adverse Effect that is not substantially the result of any concurrent PGE Material Adverse Effect.

                                   ARTICLE IX
                                   TERMINATION

     Section 9.1 Termination.
     ------------------------

     (a) Mutual Consent. This Agreement may be terminated at any time prior to
         --------------
the Closing Date by the mutual consent of Seller and NW Natural.

     (b) Permanent Injunction. This Agreement may be terminated by Seller or NW
         --------------------
Natural, if any federal or state Court of competent jurisdiction shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the Closing, and such Order shall have become final and nonappealable.

     (c) Termination Date. This Agreement may be terminated by Seller or NW
         ----------------
Natural if the Closing contemplated hereby shall have not occurred on or before December 8, 2002 (the "Initial Termination Date"); provided, however, that the right to terminate this Agreement under this subsection (c) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted directly or indirectly in, the failure of the Closing to occur on or before such date; and provided, further, that, if on the Initial Termination Date the conditions to the Closing set forth in subsection (a) of Sections 8.2 and 8.3 shall not have been fulfilled, but all other conditions to the Closing have been fulfilled or waived or are capable of being fulfilled, then the right of a Party to terminate this Agreement pursuant to this subsection (c) shall not arise unless the Closing has not occurred on or before the first Business Day that is at least 18 months after the date of this Agreement (the "Extended Termination Date").

     (d) Required Statutory Approvals. This Agreement may be terminated by NW
         ----------------------------
Natural or Seller if any of the NW Natural Required Statutory Approvals or Seller Required Statutory Approvals, the receipt of which are conditions to the obligations of NW Natural and Seller to consummate the Closing as set forth in subsection (a) of Sections 8.2 and 8.3, shall have been denied by a final and nonappealable Order.

     (e) Breach by Seller. This Agreement may be terminated by NW Natural if
         ----------------
there has been a violation or breach by Seller of any covenant, representation or warranty contained in this Agreement that has resulted in a PGE Material Adverse Effect and such violation or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by Seller of written notice specifying particularly such violation or breach, and such violation or breach has not been waived by Purchaser.

     (f) Breach by NW Natural or Purchaser. This Agreement may be terminated by
         ---------------------------------
Seller if there has been a material violation or breach by NW Natural or Purchaser of any covenant, representation or warranty contained in this Agreement and such violation or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by NW Natural of written notice specifying particularly such violation or breach, and such violation or breach has not been waived by Seller.

     (g) NW Natural Shareholder Approval. This agreement may be terminated by
         -------------------------------
Seller or NW Natural if the NW Natural Shareholder Approval shall not have been obtained by reason of failure to obtain the required vote at a duly held meeting of shareholders, or of any adjournment thereof called for the purpose of obtaining the NW Natural Shareholder Approval; provided, however, that NW Natural shall not have the right to terminate this Agreement pursuant to this subsection (g) if NW Natural or Purchaser is not in material compliance with its covenants and agreements set forth herein.

     Section 9.2 Procedure and Effect of Termination. Any Party entitled to
     -----------------------------------------------
terminate this Agreement in accordance with Section 9.1 and desiring to do so shall give written notice thereof to each other Party hereto. In such event, this Agreement shall terminate and be of no further force or effect other than the provisions of this Section 9.2 and Article X. No such termination of this Agreement shall have the effect of relieving any Party hereto of liability for any misrepresentation, breach of warranty or violation of any covenant hereunder.

                                   ARTICLE X
                                  MISCELLANEOUS

     Section 10.1 Non-Survival of Representations, Warranties, Covenants and
     -----------------------------------------------------------------------
Agreements. No representation, warranty, covenant or agreement in this Agreement
----------
shall survive the Closing, except the covenants and agreements contained in
Section 1.4 (Enron Merger Obligation), Section 5.2(c) (Stub Period), Section
5.17 (Non-Solicitation), Section 7.5 (Employee Benefit Plans), Section 7.6 (Expenses), Section 7.8 (Directors' and Officers' Indemnification), Section 7.9 (Insurance), Section 7.10 (Corporate Name), Section 7.12 (Tax Matters) and
Section 7.18 (California Receivables) shall survive the Closing. This Article X shall survive the Closing.

     Section 10.2 Brokers. Seller represents and warrants that, except for
     --------------------
Credit Suisse First Boston Corporation, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller, PGE or PGH II. NW Natural and Purchaser represent and warrant that, except for Merrill Lynch & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NW Natural or Purchaser. The Parties acknowledge that Credit Suisse First Boston Corporation is acting as financial advisor to Seller in connection with the contemplated transactions and as joint lead arranger and book runner under the Financing Commitment to Purchaser and consent to such roles.

     Section 10.3 Notices. All notices and other communications hereunder to a
     --------------------
Party hereto shall be in writing and shall be deemed given upon receipt thereof
(a) if delivered personally, (b) if sent by overnight courier service (receipt confirmed in writing), upon receipt thereof or (c) if delivered by facsimile transmission (with receipt confirmed) between the hours of 9:00 a.m. and 5:00 p.m. in the recipient Party's time zone, in each case to such Party at the following address (or at such other address for a Party as shall be specified by like notice):

          (i)  If to NW Natural or Purchaser, to:

               Northwest Natural Gas Company
               220 N.W. Second Avenue
               Portland, Oregon 97209
               Attention: Mark S. Dodson
                          President and Chief Operating Officer
               Fax: (503) 220-2584

               with a copy to:

               Thelen Reid & Priest LLP
               40 West 57th Street
               New York, New York  10019-4097
               Attention: Richard S. Green, Esq.
               Fax: (212) 603-2001

          (ii) If to Seller or Enron NW Assets, to:

               James V. Derrick
               Executive Vice President and General Counsel
               Enron Corp.
               1400 Smith Street
               Houston, Texas  77002
               Fax:  (713) 853-3920

               with copies to:

               Corporate Secretary                William E. Joor III
               Enron Corp.                        Vinson & Elkins L.L.P.
               1400 Smith Street                  2300 First City Tower
               Houston, Texas 77002               1001 Fannin
               Fax:  (713) 853-3920               Houston, Texas  77002
                                                  Fax:  (713) 758-2346

     Section 10.4 Miscellaneous. This Agreement (including the documents and
     --------------------------
instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; (b) shall not be assigned by operation of Law or otherwise by any Party without the prior written consent of the other Party; and (c) may be modified, amended or supplemented in any manner and at any time only by a written instrument executed by each of the Parties. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The Parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in purpose, substance and economic effect to the invalid or unenforceable provision.

     Section 10.5 Interpretation. When reference is made in this Agreement to
     ---------------------------
Articles or Sections, such reference shall be to an Article or Section of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they
           -------    --------       ---------
shall be deemed to be followed by the words "without limitation."
                                             ------------------

     Section 10.6 Counterparts; Effect. This Agreement may be executed in one or
     ---------------------------------
more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 10.7 Parties in Interest. This Agreement shall be binding upon and
     --------------------------------
inure solely to the benefit of each Party hereto and, except for rights of Indemnified Parties as set forth in Section 7.8 (Directors' and Officers' Indemnification), nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding anything contained herein to the contrary, Seller and Enron NW Assets may assign their respective rights to receive the PGE Purchase Price or any portion thereof to any Person designated by Seller or Enron NW Assets.

     Section 10.8 Specific Performance. The Parties hereto agree that
     ---------------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 10.9 Governing Law. This Agreement shall be governed by, and
     --------------------------
construed in accordance with, the laws of the State of New York, other than any conflict of laws rules thereof that would direct the application of the laws of another jurisdiction to this Agreement.

     Section 10.10 Disclosure Schedules. The Seller Disclosure Schedule and the
     ----------------------------------
NW Natural Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the Parties contained herein to the extent that such representations, warranties, covenants or agreements expressly refer specifically to the applicable section of the Disclosure Schedules. Any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

                                       ENRON CORP.


                                       By:
                                          -------------------------------------
                                          J. Mark Metts
                                          Executive Vice President,
                                          Corporate Development


                                       ENRON NORTHWEST ASSETS, LLC


                                       By:
                                              Enron Finance Management, LLC,
                                              its Class A and Managing Member

                                              By:  Enron Corp.,
                                                   its sole member

                                              By:
                                                   ----------------------------
                                                   Richard A. Causey
                                                   Executive Vice President and
                                                   Chief Accounting Officer


                                       NORTHWEST NATURAL GAS COMPANY


                                       By:
                                          -------------------------------------
                                          Richard G. Reiten
                                          Chairman and Chief Executive Officer


                                       NORTHWEST ENERGY CORPORATION


                                       By:
                                          -------------------------------------
                                          Richard G. Reiten
                                          Chairman and Chief Executive Officer

                                     ANNEX A

                                   DEFINITIONS
                                   -----------

     As used herein, the following terms have the following meanings:

     Agreement: shall have the meaning ascribed to such term in the introductory
     ---------
paragraph of this Agreement.

     Amended and Restated Charter: The Amended and Restated Articles of
     ----------------------------
Incorporation of Purchaser in the form attached hereto as Exhibit D.

     Ancillary Agreements: The PGE Option Agreement and the Securityholders'
     --------------------
Agreement.

     Articles of Amendment: The Articles of Amendment designating the rights and
     ---------------------
preferences of the Preferred Shares, which rights and preferences shall reflect the terms of the Preferred Shares set forth in the Term Sheet attached to this Agreement as Exhibit E.

     Atomic Energy Act: The Atomic Energy Act of 1954, as amended, or any
     -----------------
successor thereto.

     Average Market Price: The average of the closing sales prices of one share
     --------------------
of NW Natural Common Stock as reported on The New York Stock Exchange, Inc. (the "NYSE") composite transactions reporting system (as reported in the New York City edition of the Wall Street Journal, or, if not reported thereby, another mutually acceptable authoritative source) for each of the twenty consecutive trading days ending on the third trading day immediately prior to the date of determination.

     BBI: The Brewery Blocks I, LLC, an Oregon limited liability company.
     ---

     BB Investors: Brewery Blocks Investors, LLC, an Oregon limited liability
     ------------
company.

     Beginning Tax Date: shall have the meaning ascribed to such term in
     ------------------
subsection (a) of Section 7.12.

     Benefit Plan: Any employee pension benefit plan (whether or not insured),
     ------------
as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plan that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, or other stock plan (whether qualified or nonqualified), and any bonus or incentive compensation plan sponsored, maintained, contributed to or required to be contributed to by the applicable Party or any of its subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants, or other similar representatives; provided, however, that such term shall not include (a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday, and sick or other leave policies, (b) workers compensation insurance, and (c) directors and officers liability insurance.

     Business Day: Any day that is not a Saturday, a Sunday or other day on
     ------------
which banks are required or authorized by law to be closed in the City of New York or Portland, Oregon.

     California Receivables: Any account receivable of PGE or any of its
     ----------------------
subsidiaries owed by either the California Independent System Operator or the California Power Exchange that accrued prior to the date hereof.

     Capital Stock: of any Person means any and all shares, interests, rights to
     -------------
purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock or preference stock, but excluding any debt securities convertible into such equity.

     Carrying Costs: Interest, calculated at PGE's weighted average rate of
     --------------
interest on short-term indebtedness, with respect to the amount described in clauses (i) and (ii) of clause (a) of Section 7.18 for the period from the Closing Date to the date of the payment contemplated by Section 7.18.

     Class B Common Stock: Class B Common Stock of Purchaser, having the rights
     --------------------
and designations as set forth in the Amended and Restated Charter.

     Closing: shall have the meaning ascribed to such term in Section 2.1.
     -------

     Closing Date: shall have the meaning ascribed to such term in Section 2.1.
     ------------

     Code: The Internal Revenue Code of 1986, as amended, or any successor
     ----
thereto.

     Combined Material Adverse Effect: Any change or effect that is materially
     --------------------------------
adverse to the business, condition (financial or otherwise) or results of operations of NW Natural, the Purchaser, PGE and their respective subsidiaries taken as a whole provided, however, that a Combined Material Adverse Effect shall not be deemed to have occurred as a result of changes or effects resulting from (i) general economic, financial or gas or electric utility conditions in the Pacific Northwest or nationally, (ii) the announcement or consummation of the transactions contemplated by this Agreement, (iii) adverse hydro conditions in the Pacific Northwest or (iv) the Oregon Restructuring Legislation.

     Common Stock: Common Stock of Purchaser, having the rights and designations
     ------------
set forth in the Amended and Restated Charter.

     Commonly Controlled Entity: Any corporation, trade, business or entity
     --------------------------
under common control with Seller, within the meaning of Section 414(b), (c) or
(m) of the Code or Section 4001 of ERISA.

     Confidentiality Agreements: The Confidentiality Agreement, dated as of
     --------------------------
March 27, 2001, between Seller and NW Natural and the Confidentiality Agreement dated as of August 6, 2001 between Seller and NW Natural.

     Consolidated Net Income: The consolidated net income of PGE and its
     -----------------------
Subsidiaries after income taxes (for this purpose income taxes shall mean any financial statement provision for income taxes consistent with the manner reported in the PGE SEC Reports) available to the common stock of PGE less accrued but unpaid interest on the Enron Merger Obligation.

     Court: Any court or arbitration tribunal established and functioning under
     -----
the Laws of the United States of America, any state thereof, the District of Columbia or any political subdivision thereof.

     Decommissioning Plan: The PGE Decommissioning Plan relating to PGE Nuclear
     --------------------
Facility as approved by the NRC on April 15, 1996, and revisions thereto, all of which have been delivered by Seller to Purchaser.

     Debt Financing: The financing contemplated by the Financing Commitment.
     --------------

     Designated Transferee: Any one or more Persons created in connection with a
     ---------------------
monetization, securitization or other structured finance transaction by or on behalf of Enron or any of its Affiliates and designated in any Purchase and Sale Notice.

     Ending Tax Date: shall have the meaning ascribed to such term in subsection
     ---------------
(a) of Section 7.12.

     Enron Merger Obligation: Seller's obligations set forth in Condition 20 to
     -----------------------
the Stipulation dated April 29, 1997 adopted by the OPUC and incorporated by reference into the Enron/PGE Order.

     Enron NW Assets: shall have the meaning ascribed to such term in the
     ---------------
introductory paragraph of this Agreement.

     Enron/PGE Order: OPUC's Order dated June 4, 1997 approving Seller's
     ---------------
application to acquire the power to exercise influence over PGE.

     Environmental Claim: Any and all administrative, regulatory or judicial
     -------------------
actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any Person (including, without limitation, any Governmental Authority) alleging potential liability (including, without limitation, potential liability for enforcement costs, investigatory costs, cleanup costs, response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by PGE, PGH II or any of their respective subsidiaries or joint ventures on the one hand or NW Natural or any of its subsidiaries on the other hand, (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or
(C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

     Environmental Laws: All foreign, federal, state and local laws, rules,
     ------------------
regulations, ordinances, orders, judgments, decrees and common law rules relating to Hazardous Materials, or relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) as in effect on the date hereof including laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     Environmental Permits: Permits required under or pursuant to Environmental
     ---------------------
Laws.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended, or
     -----
any successor thereto.

     Exchange Act: The Securities Exchange Act of 1934, as amended, or any
     ------------
successor thereto.

     Executive and Director Plans: shall have the meaning ascribed to such term
     ----------------------------
in subparagraph (i) of Section 7.5.

     Extended Termination Date: shall have the meaning ascribed to such term in
     -------------------------
subparagraph (c) of Section 9.1.

     Feline Prides: Units of securities to be issued by Purchaser to Enron NW
     -------------
Assets pursuant to this Agreement. Each Feline Pride consists of a Purchase Contract and a Cumulative Preferred Share.

     FERC: The Federal Energy Regulatory Commission, or any successor thereto.
     ----

     Final Orders: A judgment, order or decree of the relevant regulatory
     ------------
authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired (but without the requirement for expiration of any applicable rehearing or approval period), and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

     Financing Commitment: shall have the meaning ascribed to such term in
     --------------------
Section 4.3; provided, however, that the term Financing Commitment shall mean the extended or new Financing Commitment to which reference is made in Section
7.13 once obtained and accepted by Purchaser.

     GAAP: Generally accepted accounting principles applied on a consistent
     ----
basis.

     Governmental Authority: Any federal, regional, state, local or other
     ----------------------
governmental agency, authority, administrative agency, regulatory body, commission or instrumentality (other than a Court).

     Guaranty Agreements: The Guaranty executed as of January 30, 2001 by Seller
     -------------------
in favor of BB Investors and BBI and the Guaranty Agreement executed as of January 30, 2001 by Seller in favor of BB Investors and BBI.

     Hazardous Materials: Any (A) petroleum or petroleum products or petroleum
     -------------------
wastes (including crude oil or any fraction thereof), radioactive materials, friable asbestos or friable asbestos-containing material, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (B) chemicals, materials or substances which are now defined as or included in the definition of "hazardous
                                                           ---------
substances," "hazardous wastes," "hazardous materials," "extremely hazardous
----------    ----------------    -------------------    -------------------
wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants,"
------    ---------------------------    ----------------    ----------------
or words of similar import, under any Environmental Law and (C) other chemicals, materials, substances or wastes, exposure to which is now prohibited, limited or regulated under any applicable Environmental Law.

     HSR Act: The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
     -------
amended, or any successor thereto.

     Initial Termination Date: shall have the meaning ascribed to such term in
     ------------------------
subparagraph (c) of Section 9.1.

     IRS: The United States Internal Revenue Service, or any successor thereto.
     ---

     joint venture: Other than with respect to Sections 3.2 or 4.2, references
     -------------
to a "joint venture" of a Person means any corporation or other entity
      -------------
(including partnerships and other business associations and joint ventures) in which such Person or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities but at least 10% of such voting securities.

     Knowledge: With respect to a particular fact or other matter, in the case
     ---------
of NW Natural or Purchaser, the actual knowledge or awareness of such fact or other matter by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or the Director, Corporate Development of NW Natural and, in the case of Seller, the actual knowledge or awareness of such fact or matter by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or the Executive Vice President, Corporate Development of Seller, Charles Delacey or the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of PGE.

     Last Balance Sheet Date: shall have the meanings ascribed to such terms in
     -----------------------
subsection (c) of Section 5.2.

     Laws: Laws, statutes and ordinances of the United States of America or any
     ----
state thereof or the District of Columbia, and any political subdivision thereof, including all decisions of Courts having the effect of law in any such jurisdiction.

     Lien: Any mortgage, pledge, security interest, adverse claim, encumbrance,
     ----
option, right of pre-emption, lien, publicly filed financing statement, charge or similar adverse interest of any kind, restrictions on use, any conditional sale or other title retention agreement, any lease in the nature thereof or any agreement to give any of the foregoing.

     Litigation Costs: The reasonable expenses of Purchaser and PGE incurred
     ----------------
with respect to litigation relating to the collection of the California Receivables, whether or not such litigation results in the collection of all or any portion of the California Receivables.

     Merger Sub: shall have the meaning ascribed to such term in the first
     ----------
recital to this Agreement.

     NRC: The Nuclear Regulatory Commission, or any successor thereto.
     ---

     NW Natural: shall have the meaning ascribed to such term in the
     ----------
introductory paragraph of this Agreement.

     NW Natural Benefit Plans: shall have the meaning ascribed to such term in
     ------------------------
subsection (a) of Section 4.9.

     NW Natural Change of Control: The occurrence of any of the following
     ----------------------------
events: (i) any person (as such term is used in Section 13(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rules 13 d-3 and 13 d-5
                        ----------------
under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such
                         --------------------
person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of NW Natural, (ii) individuals who as of the date of this Agreement constituted the Board of Directors of NW Natural together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of NW Natural, as the case may be, was approved by a vote of a majority of the directors of NW Natural then still in office who were either directors on the date of this Agreement or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of NW Natural then in office; (iii) the adoption of a plan relating to the liquidation or dissolution of NW Natural; or (iv) the merger or consolidation of NW Natural, with or into another Person or the merger of another Person with or into NW Natural, or the sale of all or substantially all the assets of NW Natural (determined on a consolidated basis) to another Person (other than a wholly-owned subsidiary in the case of a merger or consolidation involving NW Natural), in each case, other than pursuant to the NW Natural Merger Agreement or this Agreement.

     NW Natural Common Stock: shall have the meaning ascribed to such term in
     -----------------------
the first recital to this Agreement.

     NW Natural Material Adverse Effect: Any change or effect that is materially
     ----------------------------------
adverse to the business, condition (financial or otherwise) or results of operations of NW Natural and its subsidiaries (including Purchaser) taken as a whole; provided, however, that a NW Natural Material Adverse Effect shall not be deemed to have occurred as a result of changes or effects resulting from (i) general economic, financial or gas utility conditions in the Pacific Northwest or nationally and (ii) the announcement or consummation of the transactions contemplated by this Agreement.

     NW Natural Merger: shall have the meaning ascribed to such term in the
     -----------------
first recital to this Agreement.

     NW Natural Merger Agreement: shall have the meaning ascribed to such term
     ---------------------------
in the first recital to this Agreement.

     NW Natural Preference Stock: Shares of authorized preference stock of NW
     ---------------------------
Natural, as provided in its Articles of Incorporation.

     NW Natural Preferred Stock: Shares of the authorized preferred stock of NW
     --------------------------
Natural as provided in its articles of incorporation.

     NW Natural Redeemable Preferred Stock: Shares of the authorized redeemable
     -------------------------------------
preferred stock of NW Natural as provided in its articles of incorporation.

     NW Natural Representatives: The officers, directors, employees,
     --------------------------
accountants, counsel, investment bankers, financial advisers and other representatives of Purchaser chosen by Purchaser to represent Purchaser with respect to the transactions contemplated by this Agreement.

     NW Natural Required Consents: shall have the meaning ascribed to such term
     ----------------------------
in subsection (b) of Section 4.4.

     NW Natural Required Statutory Approvals: shall have the meaning ascribed to
     ---------------------------------------
such term in subsection (c) of Section 4.4.

     NW Natural SEC Reports: Each report, schedule, registration statement and
     ----------------------
definitive proxy statement, if any, filed by NW Natural with the SEC since January 1, 1999, and through the date hereof (as such documents have been amended since the time of the original filing thereof).

     NW Natural Shareholder Approval: shall have the meaning ascribed to such
     -------------------------------
term in subsection (a) of Section 4.4.

     NW Natural Violation: shall have the meaning ascribed to such term in
     --------------------
subsection (b) of Section 4.4.

     NW Natural Voting Debt: shall have the meaning ascribed to such term in
     ----------------------
subsection (c) of Section 4.2.

     OPUC: The Oregon Public Utility Commission, and any successor thereto.
     ----

     Order: Any judgment, order or decree of any Court or Governmental Authority
     -----
of competent jurisdiction.

     Oregon Restructuring Legislation: Senate Bill 1149 that was signed into law
     --------------------------------
by the Governor of Oregon on July 23, 1999 and regulations or orders promulgated thereunder.

     Party or Parties: shall have the meanings ascribed to such terms in the
     ----------------
introductory paragraph of this Agreement.

     PBGC: Pension Benefit Guaranty Corporation, or any successor thereto.
     ----

     Permits: Any permits, licenses, franchises and other governmental
     -------
authorizations, consents and approvals.

     Person: An individual, corporation, limited liability company, partnership,
     ------
company, joint venture, or other entity bank, trust, unincorporated organization and/or a government or any department or agency thereof.

     PGE: shall have the meaning  ascribed to such term in the second recital to
     ---
this Agreement.

     PGE Benefit Plans: shall have the meaning ascribed to such term in
     -----------------
subsection (a) of Section 3.9.

     PGE Cash Purchase Price: shall have the meaning ascribed to such term in
     -----------------------
subsection (b) of Section 1.1.

     PGE Common Stock: Common stock, par value $3.75 per share, of PGE.
     ----------------

     PGE Employee: Any individual who is actively employed by any of PGE, PGH II
     ------------
or any of their subsidiaries as of and after Closing.

     PGE Financial Statements: The audited consolidated financial statements and
     ------------------------
unaudited interim consolidated financial statements of PGE that are included in the PGE SEC Reports.

     PGE Former Employee: Any individual who is not actively employed by any of
     -------------------
PGE, PGH II, Seller or any of their subsidiaries as of Closing but who was at some time prior to Closing employed by PGH or PGE or any subsidiary of PGH or PGE or of any predecessor of any of them and who is as a result of such prior employment eligible for coverage under one or more Benefit Plans disclosed on Seller's Disclosure Schedule 3.9(a) and/or one or more of the Replacement Plans.

     PGE Material Adverse Effect: Any change or effect that is materially
     ---------------------------
adverse to the business, condition (financial or otherwise) or results of operations of PGE, PGH II and their respective subsidiaries, taken as a whole; provided, however, that a PGE Material Adverse Effect shall not be deemed to have occurred as a result of changes or effects resulting from (i) general economic, financial or electric utility conditions in the Pacific Northwest or nationally, (ii) the announcement or consummation of the transactions contemplated by this Agreement, (iii) adverse hydro conditions in the Pacific Northwest or (iv) the Oregon Restructuring Legislation.

     PGE Nuclear Facility: shall have the meaning ascribed to such term in
     --------------------
Section 3.13.

     PGE Option: shall have the meaning ascribed to such term in the third
     ----------
recital to this Agreement.

     PGE Option Agreement: shall have the meaning ascribed to such term in the
     --------------------
third recital to this Agreement.

     PGE Preferred Stock: Cumulative preferred stock, no par value, of PGE.
     -------------------

     PGE Purchase Price: shall have the meaning ascribed to such term in
     ------------------
subsection (b) of Section 1.1 or subsection (d) of Section 1.2, as applicable.

     PGE Required Consents: shall have the meaning ascribed to such term in
     ---------------------
subsection (b) of Section 3.4.

     PGE SEC Reports: Each report, schedule, registration statement and
     ---------------
definitive proxy statement, if any, filed by PGE with the SEC since January 1, 1999 and through the date hereof (as such documents have since the time of the filing been amended).

     PGE Shares: shall have the meaning ascribed to such term in the second
     ----------
recital to this Agreement provided, that for purposes of Articles I and II, the term "PGE Shares" shall exclude any shares of PGE Common Stock that are repurchased by PGE on or prior to the Closing Date in accordance with Section 5.2.

     PGE Violation: shall have the meaning ascribed to such term in subsection
     -------------
(b) of Section 3.4.

     PGE Voting Debt: shall have the meaning ascribed to such term in subsection
     ---------------
(b) of Section 3.3.

     PGH: shall have the meaning ascribed to such term in the fourth recital to
     ---
this Agreement.

     PGH II: shall have the meaning ascribed to such term in the fourth recital
     ------
to this Agreement.

     PGH II Common Stock: Common stock, par value $1.00 per share, of PGH II.
     -------------------

     PGH II Financials: shall have the meaning ascribed to such term in
     -----------------
subsection (b) of Section 3.5.

     PGH II Shares: shall have the meaning ascribed to such term in the fourth
     -------------
recital to this Agreement.

     PGH II Purchase Price: shall have the meaning ascribed to such term in
     ---------------------
subsection (c) of Section 1.1.

     Power Act: The Federal Power Act, as amended, or any successor thereto.
     ---------

     Pre-Closing Straddle Period: shall have the meaning ascribed to such term
     ---------------------------
in subparagraph (c) of Section 7.12.

     Preferred Share: A share of Cumulative Preferred Stock of Purchaser having
     ---------------
a stated liquidation amount equal to $50.00 and having the rights and designations as set forth in the form of Amended and Restated Charter and the Articles of Amendment.

     Proceeding: shall have the meaning ascribed to such term in subsection (i)
     ----------
of Section 7.12.

     Prospectus/Proxy Statement: has the meaning ascribed to such term in
     --------------------------
Section 7.14.

     PUHCA: The Public Utility Holding Company Act of 1935, as amended, or any
     -----
successor thereto.

     Purchase and Sale Notice: shall have meaning ascribed to such term in
     ------------------------
Section 1.2.

     Purchase Contract: A Purchase Contact to be dated as of the Closing Date
     -----------------
between the Purchaser and an agent for the holders of the Feline Prides.

     Purchase Price Per Share: With respect to both the Common Stock and the
     ------------------------
Class B Common Stock, an amount per share equal to the result obtained by dividing $50 million by the aggregate of the number of shares of Common Stock and Class B Common Stock to be issued pursuant to Section 1.5.

     Purchaser: shall have the meaning ascribed to such term in the introductory
     ---------
paragraph of this Agreement.

     Purchaser Preferred Stock: Shares of the authorized preferred stock of
     -------------------------
Purchaser as provided in the Amended and Restated Charter.

     Registration Statement: shall have the meaning ascribed to such term in
     ----------------------
Section 7.14.

     Regulation: Any regulations, policies, protocols, proclamations, executive
     ----------
orders and ordinances issued or otherwise applicable under applicable Laws or issued or promulgated by any Governmental Authority having the effect of Law, including any rule or regulation of any self-regulatory organization, such as a national securities exchange.

     Related Party Contracts: shall have the meaning ascribed to such term in
     -----------------------
Section 3.17.

     Release: Any release, spill, emission, leaking, injection, deposit,
     -------
disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property (indoors or outdoors).

     Replacement Plans: The plans maintained by Purchaser and/or PGE or PGH II
     -----------------
and their subsidiaries in accordance with subsection (f) of Section 6.5 of this Agreement.

     Rights Plan: Rights Agreement, dated as of February 27, 1996, between NW
     -----------
Natural and ChaseMellon Shareholder Services, L.L.C.

     SEC: The Securities and Exchange Commission, or any successor thereto.
     ---

     Securities Act: The Securities Act of 1933, as amended, or any successor
     --------------
thereto.

     Securities: The Feline Prides, Class A Common Stock and Class B Common
     ----------
Stock described in clauses (ii), (iii) and (iv) of subsection (b) of Section
1.1.

     Securityholders' Agreement: An agreement in form and substance
     --------------------------
substantially similar to the form of Securityholders' and Registration Rights Agreement attached hereto as Exhibit B, executed and delivered at the Closing by those Parties required to execute and deliver it pursuant to subsection (l) of
Section 2.2.

     Seller: shall have the meaning ascribed to such term in the introductory
     ------
paragraph of this Agreement.

     Seller Group: shall have the meaning ascribed to such term in subsection
     ------------
(a) of Section 7.12.

     Seller Representatives: The officers, directors, employees, accountants,
     ----------------------
counsel, investment bankers, financial advisers and other representatives of Seller chosen by Seller to represent Seller with respect to the transactions contemplated by this Agreement.

     Seller Required Statutory Approvals: shall have the meaning ascribed to
     -----------------------------------
such term in subsection (c) of Section 3.4.

     Shares: The PGE Shares and the PGH II Shares, taken together.
     ------

     Specified Enron Merger Obligation Payments: The payments of principal made
     ------------------------------------------
by Seller to PGE with respect to the Enron Merger Obligation for the months of April 2001 to September 2001, inclusive, which payments aggregate $4,536,790.

     Straddle Period Return: all have the meaning ascribed to such term in
     ----------------------
subparagraph (c) of Section 7.12.

     Subsidiary: Other than with respect to Section 3.2, references to a
     ----------
"subsidiary" of a Person means any corporation or other entity (including limited liability companies, partnerships and other business associations) in which such Person, directly or indirectly owns outstanding capital stock or other voting securities having the power, under ordinary circumstances, to elect a majority of the directors or similar members of the governing body of such corporation or other entity, or otherwise to direct the management and policies of such corporation or other entity.

     Tax Items: shall have the meaning ascribed to such term in subsection (a)
     ---------
of Section 7.12.

     Tax Return: A report, return or other information required to be supplied
     ----------
to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes PGE, PGH II or any of their respective subsidiaries.

     Taxes: Any federal, state, county, local or foreign taxes, levies, or other
     -----
similar assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes.

     Tax Sharing Payment: shall have the meaning ascribed to such term in
     -------------------
subsection (b) of Section 5.2.

     Trusts: shall have the meaning ascribed to such term in subsection (i) of
     ------
Section 7.5.

     Voting Stock: of a Person means all classes of Capital Stock or other
     ------------
interest (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.